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                                                                     EXHIBIT 4.2




                                                                  EXECUTION COPY
                                                                  --------------


                   __________________________________________


                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of June 5, 2001

                  ___________________________________________


                                    between

                               MARKEL CORPORATION

                                      and

                           THE CHASE MANHATTAN BANK,

                                   as Trustee

                  ___________________________________________

                           Supplemental to Indenture

                            Dated as of June 5, 2001

                  ___________________________________________

                   Creating a series of Securities designated

        Liquid Yield Option(TM) Notes due 2031 (Zero Coupon -- Senior)




--------------------
(TM) Trademark of Merrill Lynch & Co., Inc.

          FIRST SUPPLEMENTAL INDENTURE, dated as of the 5th day of June, 2001, between MARKEL CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Virginia, having its principal executive office located at 4521 Highwoods Parkway, Glen Allen, Virginia 23060 (the "Company"), and THE CHASE MANHATTAN BANK, a banking corporation duly organized and existing under the laws of the State of New York, having its Corporate Trust Office located at 450 West 33rd Street, New York, New York 10001, as trustee (the "Trustee").

                                R E C I T A L S

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 5, 2001 (the "Original Indenture," as amended by this Supplemental Indenture, the "Indenture"), providing for the issuance by the Company from time to time of its unsecured debentures, notes or other evidences of indebtedness (in the Original Indenture and herein called the "Securities"), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed in accordance with the terms of the Original Indenture;

          WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of its board of directors, has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, a new series of Securities designated as its "Liquid Yield Option(TM) Notes due 2031 (Zero Coupon -- Senior)" in the aggregate Principal Amount at Maturity (as defined herein) of up to $408,000,000 (excluding any Contingent Principal Amount);

          WHEREAS, Section 901 of the Original Indenture provides that the Company, when authorized by or pursuant to a Company Resolution (as defined in the Original Indenture), and the Trustee, at any time and from time to time, without the consent of any Holder (as defined in the Original Indenture), may enter into an indenture supplemental to the Original Indenture to, among other things (a) establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture and (b) cure any ambiguity or to correct or supplement any provision in the Original Indenture which may be defective or inconsistent with any other provision in the Original Indenture, or to make any other change that does not adversely affect the interests of any Holders of Securities of any series then Outstanding (as defined in the Original Indenture) or any related Coupon (as defined in the Original Indenture) in any material respect; and

          WHEREAS, all things necessary to make the Liquid Yield Option(TM) Notes due 2031 (Zero Coupon -- Senior), when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent (as defined in the Original Indenture) and issued upon the terms and subject to the conditions of this Supplemental Indenture and the Original Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this Supplemental Indenture a valid, binding and legal agreement of the Company have been done.


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          NOW, THEREFORE, in order to establish the form and terms of the series of Securities designated as the "Liquid Yield Option(TM) Notes due 2031 (Zero Coupon -- Senior)" and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:


                                   ARTICLE 1

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 101 Definitions. For all purposes of the Original Indenture and this Supplemental Indenture relating to the series of Securities (consisting of Notes) created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms used in this Supplemental Indenture have the meanings assigned to them in this Article. Each capitalized term that is used in the Original Indenture and this Supplemental Indenture but not defined herein shall have the meaning specified in the Original Indenture.

          "Accreted Conversion Price" means the sum of the Issue Price, plus the accrued Original Issue Discount and any accrued Contingent Additional Principal to the date of determination, divided by the number of shares of Common Stock issuable upon a conversion of a Note.

          "Agent Members" has the meaning specified in Section 208(b)(v).

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shorter of (1) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or (2) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days), or (3) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 406(e) or Section 407 and
(y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days).


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          "Bid Solicitation Agent" has the meaning specified in Section 206.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or required by law, regulation or executive order to close.

          "cash" means U.S. legal tender.

          "Certificated Notes" means Notes that are in the form of the Note attached hereto as Exhibit A-2.

          "Change in Control" has the meaning specified in Section 701(g), amending Article Eleven of the Original Indenture (see Section 1108(a) of the Original Indenture, as amended by Article 7 of this Supplemental Indenture).

          "Change in Control Purchase Date" has the meaning specified in Section 701(g), amending Article Eleven of the Original Indenture (see Section 1108(a) of the Original Indenture, as amended by Article 7 of this Supplemental Indenture).

          "Change in Control Purchase Notice" has the meaning specified in
Section 701(g), amending Article Eleven of the Original Indenture (see Section 1108(c) of the Original Indenture, as amended by Article 7 of this Supplemental Indenture).

          "Change in Control Purchase Price" has the meaning specified in
Section 701(g), amending Article Eleven of the Original Indenture (see Section 1108(a) of the Original Indenture, as amended by Article 7 of this Supplemental Indenture).

          "Common Stock Record Date" has the meaning specified in Section 301.

          "Company Notice" has the meaning specified in Section 701(g), amending Article Eleven of the Original Indenture (see Section 1107(e) of the Original Indenture, as amended by Article 7 of this Supplemental Indenture).

          "Company Notice Date" has the meaning specified in Section 701(g), amending Article Eleven of the Original Indenture (see Section 1107(e) of the Original Indenture, as amended by Article 7 of this Supplemental Indenture).

          "Contingent Additional Principal" means such additional principal payable on the Notes, if any, as described in Section 601.

          "Contingent Cash Interest" shall mean such cash interest payable, as described in Section 301.

          "Contingent Cash Interest Payment Date" has the meaning specified in
Section 302.

          "Contingent Cash Interest Record Date" has the meaning specified in
Section 302.

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          "Conversion Agent" has the meaning specified in Section 206.

          "Conversion Date" has the meaning specified in Section 402.

          "Conversion Rate" has the meaning specified in Section 401.

          "Defaulted Interest" has the meaning specified in Section 502.

          "Depositary" means, with respect to the Notes issuable in whole or in part in global form, DTC and any nominee thereof, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter "Depositary" shall mean or include such successor and any nominee thereof.

          "DTC" means The Depository Trust Company.

          "Ex-Dividend Date" has the meaning specified in Section 408(b).

          "Ex-Dividend Time" has the meaning specified in Section 401.

          "Extraordinary Cash Dividend" has the meaning specified in Section 408(a).

          "Five-Trading-Day Measurement Period" has the meaning specified in
Section 301.

          "Global Note" means a Note issued in global form and deposited with or on behalf of the Depositary.

          "Holder" and "Noteholder," in the case of any Note, means the Person in whose name such Note is registered in the Security Register.

          "Issue Date" means June 5, 2001.

          "Issue Price" of any Note means, in connection with the original issuance of such Note, the initial issue price as set forth on the face of the Note.

          "LYONs Market Price" has the meaning specified in Section 301.

          "Market Price" means the average Sale Prices of the Common Stock for the five-Trading-Day period ending on the third Business Day prior to the applicable Purchase Date (if such third Business Day is a Trading Day or, if such third Business Day is not a Trading Day, then, on the last Trading Day prior to the applicable Purchase Date), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five-Trading-Day period and ending on such Purchase Date, of certain events that would result in an adjustment of the Conversion Rate.

          "Notes" means the Liquid Yield Option(TM) Notes due 2031 (Zero Coupon -- Senior) created hereby and "Note" means one of them.

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          "Notice of Default" has the meaning specified in Section 701(d), amending Article Eleven of the Original Indenture (see Section 501 of the Original Indenture, as amended by Article 7 of this Supplemental Indenture).

          "NYSE" means the New York Stock Exchange.

          "Original Issue Discount" of any Note means the difference between the Issue Price and the Principal Amount at Maturity of the Note as set forth on the face of the Note, which shall accrue as set forth in the form of Note.

          "Paying Agent" with respect to the Notes shall have the meaning specified in Section 206.

          "Principal Amount at Maturity" of a Note means the principal amount at maturity as set forth on the face of the Note.

          "Purchase Date" has the meaning specified in Section 701(g), amending Article Eleven of the Original Indenture (see Section 1107(a) of the Original Indenture, as amended by Article 7 of this Supplemental Indenture).

          "Purchase Notice" has the meaning specified in Section 701(g), amending Article Eleven of the Original Indenture (see Section 1107(a) of the Original Indenture, as amended by Article 7 of this Supplemental Indenture).

          "Purchase Price" has the meaning specified in Section 701(g), amending Article Eleven of the Original Indenture (see Section 1107(a) of the Original Indenture, as amended by Article 7 of this Supplemental Indenture).

          "Redemption Date", with respect to any Note or portion thereof to be redeemed, means the date fixed for redemption in accordance with the terms of the Notes and Article Eleven of the Original Indenture, as amended by Article 7 of this Supplemental Indneture.

          "Redemption Price", with respect to any Note or portion thereof to be redeemed, means the price at which such Note or portion thereof is to be redeemed as specified in paragraph 6 in the Notes.

          "Registrar" has the meaning specified in Section 206.

          "Regular Cash Dividends" means quarterly or other periodic cash dividends on the Common Stock as declared by the Board of Directors as part of its cash dividend payment practices that are not designated by the Board of Directors as extraordinary or special or other non-recurring dividends.

          "Regular Record Date" means, with respect to Contingent Cash Interest, if any, the Common Stock Record Date preceding the last day of the relevant six-month period.

          "Relevant Cash Dividends" has the meaning specified in Section 408.

                                       5
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          "Relevant Value" has the meaning specified in Section 301.

          "Rights" has the meaning specified in Section 419.

          "Rights Agreement" has the meaning specified in Section 419.

          "Sale Price" of the Common Stock or any other Capital Stock on any date means (A) the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date on the NYSE or such other principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated, or (B) in the absence of a quotation, such price as the Company shall determine on the basis of such quotations as the Company considers appropriate.

          "Securities" has the meaning specified in the first recital hereof.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Semiannual Period" has the meaning specified in Section 301 hereof.

          "Special Record Date" means, for the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 502(a).

          "Stated Maturity," when used with respect to any Note, means the date specified in such Note as the fixed date on which an amount equal to the Principal Amount at Maturity of such Note or Contingent Additional Principal thereon is due and payable.

          "Supplemental Indenture" means this First Supplemental Indenture.

          "Tax Original Issue Discount" means the amount of ordinary interest income on a Note that must be accrued as original issue discount for United States Federal income tax purposes.

          "Thirty-Trading Day Measurement Period" has the meaning specified in
Section 601.

          "Time of Determination" has the meaning specified in Section 401.

          "Trading Day" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

                                       6
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          "Underwriting Agreement" means the Underwriting Agreement, dated May
30, 2001, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as supplemented by the Pricing Agreement, dated as of May 30, 2001, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          SECTION 102 Section References. Each reference to a particular section set forth in this Supplemental Indenture shall, unless the context otherwise requires, refer to this Supplemental Indenture. Each reference to a particular section of the Original Indenture shall refer to that particular section of the Original Indenture in the form executed on June 5, 2001. It shall be specifically provided herein when references to a particular section or portion of the Original Indenture herein refer to such Original Indenture as amended and supplemented by Article 7 of this Supplemental Indenture.

                                   ARTICLE 2

                                   THE NOTES

         SECTION 201 Title of the Notes. The Notes shall be known and designated as the "Liquid Yield Option(TM) Notes due 2031 (Zero Coupon -- Senior)" of the Company.

         SECTION 202 Amount. The aggregate Principal Amount at Maturity of Notes that may be authenticated and delivered under this Supplemental Indenture is limited to $408,000,000, not including Contingent Additional Principal, if any, and Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 905 of the Original Indenture and Sections 304, 305, 306 or Article Eleven of the Original Indenture, as amended by Article 7 of this Supplemental Indenture, or upon surrender in part of any Notes for conversion or exchange into Common Stock pursuant to the terms of the Notes and the terms of the Indenture.

         SECTION 203 Stated Maturity. The Stated Maturity of the Notes shall be June 5, 2031.

         SECTION 204 Forms; Denominations. The Notes shall be Registered Securities. The certificate for the Notes shall be in substantially the forms attached hereto as Exhibit A-1 and Exhibit A-2. The Notes are being offered and sold by the Company pursuant to the Underwriting Agreement.

         (a) Global Notes. (i) Notes offered and sold as provided in the Underwriting Agreement shall be issued initially in the form of one or more Global Notes in definitive fully registered form without interest coupons, deposited on behalf of the subscribers for the Notes represented thereby with The Chase Manhattan Bank, at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or a nominee thereof, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate Principal Amount at Maturity of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

          Each Global Note shall represent such of the Outstanding Notes as shall be specified therein and each shall provide that it shall represent the

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aggregate Principal Amount at Maturity of Outstanding Notes from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect conversions and redemptions.

          Any adjustment of the aggregate Principal Amount at Maturity of a Global Note to reflect the amount of any increase or decrease in the Principal Amount at Maturity of Outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 208 or pursuant to a Company Order delivered pursuant to Section 303 of the Original Indenture or Section 304 of the Original Indenture, as amended by Article 7 of this Supplemental Indenture, and shall be made on the records of the Trustee and the Depositary.

         (ii) Book-Entry Provisions. This Section 204(a)(ii) shall apply only to Global Notes. The Company shall execute and the Trustee shall, in accordance with this Section 204(a)(ii) and Sections 206 and 303 of the Original Indenture, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

          "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE SUPPLEMENTAL INDENTURE REFERRED TO ON THE REVERSE HEREOF."

          (b) Certificated Notes. Except as otherwise set forth in this Supplemental Indenture, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes. Beneficial interests in a Global Note transferred to the beneficial holders thereof pursuant to Section 208(b) will be issued in certificated, registered form without interest coupons.

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          (c)  U.S. Tax Legend.  All Notes shall bear the following legend:
               ----------------

          THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS NOTE WAS $283.19 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $716.81 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE ISSUE DATE IS JUNE 5, 2001; AND THE YIELD TO MATURITY FOR THE PURPOSES OF ACCRUING TAX ORIGINAL ISSUE DISCOUNT IS 8.30% PER ANNUM.

          SECTION 205 Transfer and Exchange. (a) Notwithstanding any provision to the contrary herein, so long as a Global Note remains Outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 208(a)(i) and this Section 205.

         (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

         SECTION 206 Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for purchase or payment ("Paying Agent") and an office or agency where Notes may be presented for conversion ("Conversion Agent"). The Company shall also appoint a bid solicitation agent (the "Bid Solicitation Agent") to act pursuant to paragraph 3 in the Notes. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent.

          The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent (other than the Trustee). The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefore pursuant to Section 607 of the Original Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar. None of the Company or any Subsidiary or any Affiliate of either of them may act as Bid Solicitation Agent.

          The Company initially appoints the Trustee as Registrar, Conversion Agent, Paying Agent and Bid Solicitation Agent in connection with the Notes.

     SECTION 207 Paying Agent to Hold Money and Notes in Trust. Except as otherwise provided herein, by no later than 10:00 a.m. (New York City time) on


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or prior to each due date of payments in respect of any Notes, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

           SECTION 208 Restrictions on Transfers. (a) Notwithstanding any other provisions of this Supplemental Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Sections 205 and 208(a)(i), (B) transfer of a beneficial interest in a Global Note for a Certificated Note shall comply with Section 208(a)(ii) below, and (C) transfers of a Certificated Note shall comply with Section 208(a)(iii) and (iv) below.

          (i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under the Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 208(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 208(a).

         (ii) Restrictions on Transfer of a Beneficial Interest in a Global Note for a Certificated Note. A beneficial interest in a Global Note may not be exchanged for a Certificated Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Note in accordance with Applicable Procedures for a Certificated Note in the form satisfactory to the Trustee, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect a decrease in the aggregate Principal Amount at Maturity of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such decrease, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Notes represented by the Global Note to be decreased by the aggregate Principal Amount at Maturity of the Certificated Note to be issued, shall issue such Certificated Note and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the Principal Amount at Maturity of the Certificated Note so issued.

         (iii) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar with a request:

               (x) to register the transfer of such Certificated Notes; or

               (y) to exchange such Certificated Notes for an equal Principal Amount at Maturity of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          (iv) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

     Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate Principal Amount at Maturity of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Notes represented by the Global Note to be increased by the aggregate Principal Amount at Maturity of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the Principal Amount at Maturity of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Global Note in the appropriate Principal Amount at Maturity.

          (b) The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Notes:

          (i) Notwithstanding any other provisions of the Indenture or the Notes, except as provided in Section 208(a)(ii), a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged for Notes registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) an Event of Default has occurred and is continuing with respect to the Notes or (C) if the Company executes and delivers a Company Order to the effect that the Global Note shall be exchangeable. Any Global Note exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary.


          (ii) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Note or portion thereof to be so exchanged and shall be registered in such names and be in such authorized denominations as the Depositary shall designate. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

          (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes.

          (v) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under the Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

                                   ARTICLE 3

                            CONTINGENT CASH INTEREST

     SECTION 301 Contingent Cash Interest. Commencing after June 5, 2006, the Company shall make Contingent Cash Interest payments to the Holders of Notes, as set forth in Section 302 below, during any six month period from June 6 to December 5 and from December 6 to June 5 (each a "Semiannual Period") if, but only if, the average LYONs Market Price of one Note for the five Trading Days in the relevant Five-Trading-Day Measurement Period equals 120% or more of the Relevant Value of such Note. During any Semiannual Period when Contingent Cash Interest is payable pursuant to this section, each Contingent Cash Interest payment due and payable on each $1,000 Principal Amount at Maturity of Note shall be calculated for any quarterly period of the applicable Semiannual Period, and in each instance shall equal the greater of (i) 0.0625% of the average LYONs Market Price for the relevant Five-Trading Day Measurement Period or (ii) the sum of all Regular Cash Dividends paid by the Company per share on the Common Stock during the applicable quarter of such Semiannual Period multiplied by the Conversion Rate. Contingent Cash Interest shall accrue as of the 15th day preceding the last day of the relevant Semiannual Period.

     As used in this Article 3, "Five-Trading-Day Measurement Period" means the five Trading Days ending on the third Trading Day immediately preceding the first day of the applicable Semiannual Period; provided, however, that if the Company declares a Common Stock dividend for which the record date for such dividend (the "Common Stock Record Date") falls prior to the first day of the next Semiannual Period, but the payment date for such dividend for the Common Stock falls within such Semiannual Period, then, the "Five-Trading-Day Measurement Period" shall mean the five Trading Days ending on the third Trading Day immediately preceding such Common Stock Record Date. "Relevant Value" means the sum of the Issue Price, the accrued Original Issue Discount and accrued Contingent Additional Principal, if any, on such Note to the day of determination. "LYONs Market Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 Principal Amount at Maturity of Notes obtained by the Bid Solicitation Agent for $10 million Principal Amount at Maturity of Notes at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes as of such determination date, then the LYONs Market Price for such determination date shall equal the product of (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of the Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 406, 407 or 408 (subject to the conditions set forth in Sections 409 and 410).

     The Original Issue Discount of the Notes will continue to accrue whether or not Contingent Cash Interest payments are made or any Contingent Additional Principal accrues.

     SECTION 302 Payment of Contingent Cash Interest; Contingent Cash Interest Rights Preserved. If payable, Contingent Cash Interest shall be paid on the last day of such Semiannual Period (in each case, a "Contingent Cash Interest Payment Date") or, if the Company pays a Regular Cash Dividend on the Common Stock during a Semiannual Period, on the payment date for the related Common Stock dividend. Contingent Cash Interest payments on any Note that are payable, and are punctually paid or duly provided for, on any Contingent Cash Interest Payment Date shall be paid to the Person who is the Holder of that Note on the 15th day preceding the last day of such Semiannual Period (the "Contingent Cash Interest Record Date") or, if the Company pays regular cash dividends on the Common Stock during one quarter within such Semiannual Period, the Common Stock Record Date. Each payment of Contingent Cash Interest on any Note shall be paid
(A) if such Note is held in the form of a Global Note, in same-day funds by transfer to an account maintained by the payee located inside the United States, or (B) if such Note is held in the form of a Certificated Note, by check, mailed to the address of such Holder as set forth in the Security Register. In the case of a Global Note, interest payable on any Contingent Cash Interest Payment Date will be paid to the Depositary for the purpose of permitting DTC to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof. If the Company only pays a Regular Cash Dividend on the Common Stock during one quarter within such Semiannual Period, the remaining Contingent Cash Interest payments will accrue and be payable as of the 15th day preceding the last day of such Semiannual Period.

     Upon determination that Holders of Notes will be entitled to receive Contingent Cash Interest during a Semiannual Period, prior to the start of such Semiannual Period, the Company will issue a press release and publish such information on its website as soon as practicable.

     SECTION 303 Bid Solicitation Agent. The Bid Solicitation Agent shall solicit bids from securities dealers which the Company indicates that it believes are willing to bid for the Notes. The Company initially appoints the Trustee to act as the Bid Solicitation Agent. The Company may change the Bid Solicitation Agent at its discretion; provided, however, the Bid Solicitation Agent may not be an Affiliate of the Company.

                                   ARTICLE 4

                                   CONVERSION

     SECTION 401 Conversion Privilege. A Holder of a Note may convert such Note into shares of Common Stock at any time during the periods and subject to the conditions stated in paragraph 9 in the Notes, subject to the provisions of this
Article 4. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be determined in accordance with the provisions of paragraph 9 in the Notes.

     A Holder may convert a portion of the Principal Amount at Maturity of a
Note if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

     "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 407 or 408 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

     SECTION 402 Conversion Procedure. To convert a Note, a Holder must satisfy the requirements in paragraph 9 in the Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 403. The Company shall determine such full number of shares and the amounts of the required cash with respect to any fractional share, and shall set forth such information in an Officer's certificate delivered to the Conversion Agent. The Conversion Agent shall have no duties under this paragraph unless and until it has received such certificate.

     The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note.

     Holders may surrender a Note for conversion by means of book-entry delivery in accordance with paragraph 9 in the Notes and the regulations of the applicable book entry facility.

     No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 4. On conversion of a Note, that portion of accrued Tax Original Issue Discount, accrued Original Issue Discount and accrued Contingent Additional Principal, if any, attributable to the period from the Issue Date of the Note through the Conversion Date and (except as provided below) accrued Contingent Cash Interest, if any, with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued Tax Original Issue Discount, accrued Original Issue Discount and accrued Contingent Additional Principal, if any, through the Conversion Date and accrued Contingent Cash Interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

     If the Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Notes converted.

     A Note surrendered for conversion based on (a) the Common Stock price may be surrendered for conversion until the close of business on the Business Day immediately preceding June 5, 2031, (b) a credit downgrade may be surrendered for conversion until the close of business on any Business Day during the period of the continuance of the credit downgrade as more fully described in paragraph 9 in the Note, (c) the Note being called for redemption may be surrendered for conversion at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, even if it is not otherwise convertible at such time, and (d) upon the occurrence of certain corporate transactions more fully described in paragraph 9 in the Note may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until 15 days after the actual date of such transaction, and if such day is not a Business Day, the next occurring Business Day following such day.

     Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new
Note in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Note surrendered.

     SECTION 403 Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the per share Sale Price of the Common Stock, on the last Trading Day prior to the Conversion Date, by the fractional amount and rounding the product to the nearest whole cent.

     SECTION 404 Taxes on Conversion. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude the Company from any tax withholding or directing the withholding of any tax required by law or regulations.

     SECTION 405 Company to Provide Stock. The Company shall, prior to issuance of any Notes under this Article 4, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

          All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

          The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

     SECTION 406 Adjustment for Change in Capital Stock. If, after the Issue Date of the Notes, the Company:

     (a) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

     (b) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock other than shares of its Common Stock;

     (c) subdivides its outstanding shares of Common Stock into a greater number of shares;

     (d) combines its outstanding shares of Common Stock into a smaller number of shares;

     (e) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock);

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Note thereafter converted may receive the number of shares or other units of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Note immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     SECTION 407 Adjustment for Rights Issue. Except as set forth in Section 419, if after the Issue Date, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price of the Common Stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                                 R'          R (O + N)
                                      ----------------------
                                         (O + [(N x P)/M)]
     where:

     R' = the adjusted Conversion Rate.

     R  = the current Conversion Rate.

     O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 407 is being applied.

     N = the number of additional shares of Common Stock offered pursuant to the distribution.

     P  = the offering price per share of the additional shares.

     M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 406(b) applies or (ii) a distribution to which Section 408 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 407 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 407 applies, the fair market value (on the record date for the distribution to which this Section 407 applies) of:

          (i) the Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 406(b) distribution; and

          (ii) the assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 408 distribution.

          The Board of Directors shall determine fair market values for the purposes of this Section 407.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 407 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

          No adjustment shall be made under this Section 407 if the application of the formula stated above in this Section 407 would result in a value of R' that is equal to or less than the value of R.

          SECTION 408  Adjustment for Other Distributions.(a) Subject to
408(b), if, after the Issue Date of the Notes, the Company distributes to all holders of its Common Stock any of its assets excluding distributions of Capital Stock or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 406 and distributions of rights, warrants or options referred to in Section 407 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, in accordance with the formula:

                      R'  =   R x M
                           ----------
                              M - F
where:

     R' = the adjusted Conversion Rate.

     R  = the current Conversion Rate.

     M  = the Average Sale Price, minus, in the case of a distribution to which
Section 406(b) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 408 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 408 applies, the fair market value (on the record date for the distribution to which this Section 408 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 406(b) distribution.

     F = the fair market value (on the record date for the distribution to which this Section 408 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 408 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

          The Board of Directors shall determine fair market values for the purposes of this Section 408.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 408 applies.

          For purposes of this Section 408, the term "Extraordinary Cash Dividend" shall mean any cash dividend or distribution with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in item (i) below. For purposes of item (i) below, the "Ex-Dividend Measurement Period" with respect to a cash dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the "Relevant Cash Dividends" with respect to a cash dividend on the Common Stock shall mean the cash dividends on the Common Stock with Ex-Dividend Times occurring in the Measurement Period.

          (i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis the sum of (a) 5% of the Sale Price of the Common Stock on the last Trading Day preceding the date of declaration by the Board of Directors of the cash dividend or distribution with respect to which this provision is being applied, and (b) the quotient of the amount of any Contingent Cash Interest paid on a Note during the Ex-Dividend Measurement Period and divided by the conversion rate in effect on the payment date of such relevant Contingent Cash Interest Payment Date, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 408, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 408.

          In making the determinations required by item (i) above, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in item (i) above, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 406.

          (b) If, after the Issue Date, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

               R'  =  R x (1 + F/M)

where:

     R' = the adjusted Conversion Rate.

     R  = the current Conversion Rate.

     M = the average of the Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date").

     F = the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 408(a) applies shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Sale Prices of those securities distributed for the ten (10) Trading Days commencing on and including the fifth Trading Day after the effectiveness of the Ex-Dividend Date.

     SECTION 409 When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment and all adjustments that are made and carried forward shall be taken in the aggregate in order to determine if the 1% threshold is met.

     All calculations under this Article 4 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

     SECTION 410 When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 406, 407, 408 or 414 if Noteholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Noteholders may include participation upon conversion provided that an adjustment shall be made at such time as the Noteholders are no longer entitled to participate.

     No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

     No adjustment need be made for a change in the par value or no par value of the Common Stock.

     To the extent the Notes become convertible pursuant to this Article 4 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the Conversion Rate to the extent, but only to the extent, such adjustment results in the following quotient being less than the par value of the Common Stock: (i) the Issue Price plus accrued Original Issue Discount and Contingent Additional Principal, if any, as of the date such adjustment would otherwise be effective divided by (ii) the Conversion Rate as so adjusted.

     No adjustment will be made pursuant to this Section 4 that would result, through the application of two or more provisions hereof, in the duplication of any adjustment.

     SECTION 411 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Noteholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Upon receipt by it of such notice, the Conversion Agent will promptly mail such notice to Noteholders at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     SECTION 412 Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Noteholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

     A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 406, 407 or 408.

SECTION 413    Notice of Certain Transactions.  If:

     (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 406, 407 or 408 (unless no adjustment is to occur pursuant to Section 410); or

     (b) the Company takes any action that would require a supplemental indenture pursuant to Section 414; or

     (c) there is a liquidation or dissolution of the Company;

then the Company shall mail to Noteholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

     SECTION 414 Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 801 of the Original Indenture (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, property or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Notes shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Notes is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

     The supplemental indenture shall provide that the Holder of a Note may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Note immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 4. The successor Company shall mail to Noteholders a notice briefly describing the supplemental indenture.

     If this Section applies, neither Section 406 nor 407 applies.

     If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 408, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Note that converts such Note in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the
Note is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Note immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

     SECTION 415 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 403, 406, 407, 408, 409, 410, 414 or 417 is conclusive.

     SECTION 416 Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 414 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article 4. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 416 as the Trustee.

     SECTION 417 Simultaneous Adjustments. In the event that this Article 4 requires adjustments to the Conversion Rate under more than one of Sections 406, 407 or 408, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 406, second, the provisions of
Section 408 and, third, the provisions of Section 407.

     SECTION 418 Successive Adjustments. After an adjustment to the Conversion Rate under this Article 4, any subsequent event requiring an adjustment under this Article 4 shall cause an adjustment to the Conversion Rate as so adjusted.

     SECTION 419 Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 4 shall be entitled to receive the appropriate number of rights ("Rights"), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Notes at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this
Article 4, there shall not be any adjustment to the conversion privilege or

Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

                                   ARTICLE 5

                      PAYMENT OF CONTINGENT CASH INTEREST

     SECTION 501 Contingent Cash Interest Payments. If applicable, Contingent Cash Interest on any Note that is payable, and is punctually paid or duly provided for, on any Contingent Cash Interest Payment Date shall be paid to the person in whose name that Note is registered on the Record Date or the Contingent Cash Interest Record Date, as applicable, at the office or agency of the Company maintained for such purpose. Each payment of Contingent Cash Interest on any Note shall be paid (A) if such Note is held in the form of a Global Note, in same-day funds by transfer to an account maintained by the payee located inside the United States, or (B) if such Note is held in the form of a Certificated Note, by check, mailed to the address of such Holder as set forth in the Security Register. In the case of a Global Note, Contingent Cash Interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

     SECTION 502 Defaulted Interest. Any Contingent Cash Interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any Contingent Cash Interest Payment Date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 in the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Record Date or Contingent Cash Interest Record Date, as applicable, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company at its election in each case, as provided in clause (a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten (10) days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Noteholders maintained pursuant to Section 305 of the Original Indenture, as amended by Article 7 of this Supplemental Indenture, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in The Wall Street

Journal, but such publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

     (b) The Company may make payment of any Defaulted Interest on the Notes in any lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     SECTION 503 Interest Rights Preserved. Subject to Sections 205 and 208, the foregoing provisions of this Article 5 and Section 305 of the Original Indenture, as amended by Article 7 of this Supplemental Indenture, each Note delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to Contingent Additional Principal and Contingent Cash Interest accrued and unpaid, which were carried by such other Note.

                                   ARTICLE 6

                         CONTINGENT ADDITIONAL PRINCIPAL

     SECTION 601 Contingent Additional Principal. On June 5, 2002 and June 5, 2004, if the Sale Price of the Common Stock is at or below the Threshold Price (as set forth in the first column under the schedule below) for at least 20 Trading Days during the Thirty-Trading-Day Measurement Period prior to that date, Contingent Additional Principal on the Notes shall accrue commencing on such date at a rate of either 0.50% or 1.00% per year, computed on a semiannual bond equivalent basis, on the sum of the Issue Price plus accrued Original Issue Discount to such date for a period of two years, in accordance with the schedule set forth below:

                                                     June 5, 2002
------------------------------------------------------------------------------------------------------------------
        Common Stock Threshold Price
 (expressed as a percentage of the Accreted            Contingent
       Conversion Price of the Notes)             Additional Principal              Adjusted Yield
-------------------------------------------       --------------------              --------------
        Equal to or less than 74% and                    .50%                             4.75%
              greater than 72%


          Equal to or less than 72%                     1.00%                             5.25%

                                                     June 5, 2004
------------------------------------------------------------------------------------------------------------------
        Common Stock Threshold Price
 (expressed as a percentage of the Accreted            Contingent
       Conversion Price of the Notes)             Additional Principal              Adjusted Yield
-------------------------------------------       --------------------              --------------
       Equal to or less than 78% and                       .50%                          4.75%
              greater than 76%
        Equal to or less than 76%                         1.00%                          5.25%

     As used in this Article 6, "Thirty-Trading-Day Measurement Period" means the 30 consecutive Trading Days ending three Trading Days prior to June 5, 2002 and June 5, 2004, as the case may be.

     No Contingent Additional Principal will accrue after June 5, 2006.

     SECTION 602 Payment of Contingent Additional Principal. If payable, the Contingent Additional Principal shall be paid on the Stated Maturity of the Notes. Contingent additional principal shall be calculated on a semiannual bond equivalent basis, using a 360-day year consisting of twelve 30- day months.

     SECTION 603 Notice. In the event that any Contingent Additional Principal accrues on the Notes, the Company shall issue a press release to that effect. In addition, the Company shall publish such information on its website or through such other comparable public medium as may be widely in use at that time. The Company shall also notify the Trustee annually in writing, at such time that the Company files with the Trustee its annual reports or other information or documents pursuant to Section 704 of the Original Indenture, of any accrual of Contingent Additional Principal and the resulting increase in the Principal Amount at Maturity per Note. Following its receipt of such notice, the Trustee shall provide such information to DTC for dissemination to the participants of DTC.

                                   ARTICLE 7

                        AMENDMENT OF CERTAIN PROVISIONS
                           OF THE ORIGINAL INDENTURE

     SECTION 701 Amendments Relating to the Notes. The Original Indenture is hereby amended, solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Original Indenture), as follows:

     (a) Sections 202, 203, 204, 205 and 207 of the Original Indenture are hereby deleted in their entirety.

     (b) Sections 304, 305 and 306 of the Original Indenture are hereby amended by replacing the words therein "principal amount" with "Principal Amount at Maturity," and the second paragraph of Section 307 of the Original Indenture is hereby deleted in its entirety.

     (c) Article Four of the Original Indenture is hereby amended by replacing it in its entirety with the following:

                                  ARTICLE FOUR


                             DISCHARGE OF INDENTURE

     SECTION 401. Discharge of Liability on Notes. When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 306 of the Original Indenture, as amended by Article 7 of the Supplemental Indenture) for cancellation or (ii) all outstanding Notes have become due and payable and the Company deposits with the Trustee cash or, if expressly permitted by the terms of the Notes, Common Stock sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 306 of the Original Indenture, as amended by Article 7 of the Supplemental Indenture), and if in either case the Company pays all other sums payable hereunder by the Company, then the Original Indenture and the Supplemental Indenture shall, subject to Section 607 of the Original Indenture, cease to be of further effect with respect to the Notes. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of the Original Indenture and this Supplemental Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

     SECTION 402. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After such return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Noteholders with respect to such money or securities for that period commencing after the return thereof.

          (d) Article Five of the Original Indenture is hereby amended by replacing it in its entirety with the following:

                                  ARTICLE FIVE

                                    REMEDIES
                                    --------

          SECTION 501. Events of Default. An "Event of Default" means any one of the following events:

          (a) a default in the payment of the Principal Amount at Maturity, Redemption Price, Purchase Price or Change in Control Purchase Price or Contingent Additional Principal, if any, on any Note when the same becomes due and payable pursuant to the terms hereof;

          (b) a default in the payment of any Contingent Cash Interest when the same becomes due and payable pursuant to the terms of Article 3 of the Supplemental Indenture, which default continues for a period of 30 days;

          (c) the failure of the Company to comply with any of its agreements in the Notes or this Supplemental Indenture (other than those referred to in clauses (a) or (b) above) upon the receipt of notice of such default from the Trustee or from Holders of not less than 25% in aggregate Principal Amount at Maturity of the Notes then outstanding and such failure (or the failure to obtain a waiver thereof) continues for 60 days after receipt by the Company of a Notice of Default;

          (d) (i) The failure of the Company or any Subsidiary to make any payment by the end of any applicable grace period after maturity of indebtedness, which terms as used in this Supplemental Indenture means obligations (other than nonrecourse obligations) of the Company for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an aggregate principal amount in excess of $20,000,000 and continuance of such failure, or (ii) the acceleration of indebtedness because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (i) above, for a period of 10 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate Principal Amount at Maturity of the Notes then outstanding; however, if any such failure or acceleration referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred;

          (e) the Company pursuant to or under or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case or proceeding;

               (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (iv) makes a general assignment for the benefit of its creditors;

               (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

               (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

          (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

               (ii) appoints a Custodian of the Company or for any substantial part of its property; or

               (iii) orders the winding up or liquidation of the Company and the order or decree remains unstayed and in effect for 60 days.

     "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

     "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     Notwithstanding anything herein to the contrary, a default is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes at the time outstanding of the default and the Company does not cure such default (and such default is not waived) within the time specified in clause (b) or clause (c) above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Trustee, within five (5) days after it becomes aware of the occurrence thereof, written notice of any Event of Default and any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (b) or clause (c) above, its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 502. Acceleration. If an Event of Default (other than an Event of Default specified in Section 501(e) or (f) of the Original Indenture, as amended by Article 7 of the Supplemental Indenture) occurs and is continuing, the Trustee by Notice to the Company or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price plus accrued Original Issue Discount through the date of such declaration, and any accrued and unpaid Contingent Cash Interest and any accrued Contingent Additional Principal through the date of such declaration, on all the Notes to be immediately due and payable. Upon such a declaration, such Issue Price plus accrued Original Issue Discount, such accrued and unpaid Contingent Cash Interest, if any, and accrued Contingent Additional Principal, if any, shall be due and payable immediately. If an Event of Default specified in Section 501(e) or (f) of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, occurs and is continuing, the Issue Price plus accrued Original Issue Discount, and any accrued and unpaid Contingent Cash Interest and any accrued Contingent Additional Principal, on all the Notes to the date of the occurrence of such Event of Default shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Noteholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus accrued Original Issue Discount and Contingent Additional Principal and any accrued and unpaid Contingent Cash Interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 607 of the Original Indenture have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 503. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price, accrued Original Issue Discount, Contingent Cash Interest, if any, and Contingent Additional Principal, if any, on the Notes or to enforce the performance of any provision of the Notes or the Original Indenture.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 504. Waiver of Past Defaults. Subject to Section 502 of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, the Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Noteholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 501(a) of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, (b) a Default in respect of a provision that under Section 902 of the Original Indenture, as amended by
Article 7 of the Supplemental Indenture, cannot be amended without the consent of each Noteholder affected or (c) a Default which constitutes a failure to convert any Note in accordance with the terms of Article 4 of the Original Indenture, as amended by Article 7 of the Supplemental Indenture. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 504 shall be in lieu of Section 316(a)1(B) of the Trust Indenture Act and such Section 316(a)1(B) is hereby expressly excluded from the Original Indenture, as permitted by the Trust Indenture Act.

     SECTION 505. Control by Majority. The Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 505 shall be in lieu of Section 316(a)1(A) of the Trust Indenture Act and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

     SECTION 506. Limitation on Suits. A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (b) the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

          (e) the Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Noteholder may not use this Indenture to prejudice the rights of any other Noteholder or to obtain a preference or priority over any other Noteholder.

          SECTION 507. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of the Principal Amount at Maturity, Contingent Additional Principal, if any, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or Contingent Cash Interest, if any, in respect of the Notes held by such Noteholder, on or after the respective due dates expressed in the Notes or any Redemption Date, and to convert the Notes in accordance with Article 4 of the Original Indenture, as amended by
Article 7 of the Supplemental Indenture, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Noteholder.

          SECTION 508. Collection Suit by Trustee. If an Event of Default described in Section 501(a) or (b) of the Original Indenture, as amended by
Article 7 of the Supplemental Indenture, occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Notes and the amounts provided for in Section 607 of the Original Indenture.

          SECTION 509. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or its creditors, the Trustee (irrespective of whether the Principal Amount at Maturity, Contingent Additional Principal, if any, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or Contingent Cash Interest, if any, in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of the Principal Amount at Maturity, Contingent Additional Principal, if any, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or Contingent Cash Interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under
     Section 607 of the Original Indenture) and of the Noteholders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 of the Original Indenture.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

          SECTION 510. Priorities. If the Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 607 of the Original Indenture;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for the Principal Amount at Maturity, Contingent Additional Principal, if any, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or Contingent Cash Interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

          THIRD:  the balance, if any, to the Company.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 510. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

          SECTION 511. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Original Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.
This Section 511 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 507 of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, or a suit by Holders of more than 10% in aggregate Principal Amount at Maturity of the Notes at the time outstanding. This Section 511 shall be in lieu of Section 315(e) of the Trust Indenture Act and such
Section 315(e) is hereby expressly excluded from the Original Indenture, as permitted by the Trust Indenture Act.

          SECTION 512. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount at Maturity, Contingent Additional Principal, if any, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or Contingent Cash Interest, if any, delivering Common Stock upon a conversion pursuant to Article 4 or paying the cash equivalent thereof, in respect of Notes, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted."

          (e) (i) Section 901(3) of the Original Indenture is hereby amended by deleting the words therein "of principal of, any premium or interest on or any Additional Amounts."

          (ii) Section 902 of the Original Indenture is hereby supplemented with the following:

          "SECTION 902. Modification of Indenture with Consent of Holders of Notes. With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding, the Company and the Trustee may amend the Original Indenture, the Supplemental Indenture or the Notes. However, without the consent of each Noteholder affected, an amendment to the Original Indenture, the Supplemental Indenture or the Notes may not:

          (a) reduce the percentage in Principal Amount at Maturity of Notes whose Holders must consent to an amendment;

          (b) make any change in the manner or rate of accrual of Original Issue Discount, Contingent Cash Interest or Contingent Additional Principal, reduce the rate of Contingent Cash Interest referred to in paragraph 1 in the Notes or extend the time for payment of Original Issue Discount, Contingent Cash Interest or Contingent Additional Principal on any Note;

          (c) reduce the Principal Amount at Maturity, accrued Original Issue Discount, Contingent Additional Principal, if any, with respect to any Note, of or extend the Stated Maturity of any Note;

          (d) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Note;

          (e) make any Note payable in money or securities other than that stated in the Note;

          (f) make any change in Section 506 of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, or this Section 902, except to increase any percentage set forth therein;

          (g) make any change that adversely affects the right to convert any Note;

          (h) make any change that adversely affects the right to require the Company to purchase the Notes in accordance with the terms thereof and the terms of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, or the Supplemental Indenture;

          (i) reduce the percentage of Holders of the Notes whose consent is needed to modify or amend the Original Indenture, as amended by Article 7 of the Supplemental Indenture;

          (j) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes; or

          (k) reduce the amount of principal payable upon acceleration of maturity of the Notes, following an Event of Default.

          It shall not be necessary for the consent of the Holders under this
Section 902 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 902 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment."

          (f) Section 1001 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "SECTION 1001. Payment of Notes. The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes, pursuant to the Original Indenture or the Supplemental Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m. (New York City time) by the Company. Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, Contingent Cash Interest and Contingent Additional Principal shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable

Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with the Original Indenture or the Supplemental Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

          The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 in the Notes, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount and Contingent Additional Principal, if any."

          (g) Article Eleven of the Original Indenture is hereby amended by replacing it in its entirety with the following:

                                "ARTICLE ELEVEN

                      Redemption and Repurchases of Notes
                      -----------------------------------

          SECTION 1101. Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Notes in accordance with the provisions of paragraphs 6 of the Notes. Prior to June 5, 2006, the Company cannot redeem the Notes at its option. Beginning on June 5, 2006, the Company may redeem the Notes for cash as a whole at any time, or in part from time to time. If the Company elects to redeem Notes pursuant to paragraph 6 in the Notes, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Notes to be redeemed and the Redemption Price.

          The Company shall give the notice to the Trustee by a Company Order at least 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

          SECTION 1102. Selection of Notes to Be Redeemed. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata based on ownership thereof or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Notes are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Notes not previously called for redemption.
The Trustee may select for redemption portions of the Principal Amount at Maturity of Notes that have denominations larger than $1,000.

          Notes and any portions thereof that the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

          If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

          Nothing in this Section 1102 shall affect the right of any Holder to convert any Note pursuant to Article 4 of the Supplemental Indenture before the termination of the conversion right with respect thereto.

          SECTION 1103. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall give notice of redemption to each Holder of Notes to be redeemed in the manner provided in
Section 106 of the Original Indenture.

          Failure to give notice by mailing in the manner herein provided to the Holder of any Notes designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Notes or portion thereof. Any notice that is mailed to the Holder of any Notes in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

          The notice shall identify the Notes to be redeemed and shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c)  the Conversion Rate;

          (d) the name and address of the Paying Agent and Conversion Agent and of the office or agency referred to in Section 1002 of the Original Indenture;

          (e) that Notes called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date, even if not otherwise convertible at such time;

          (f) that Holders who want to convert Notes must satisfy the requirements set forth in paragraph 9 in the Notes;

          (g) that Notes called for redemption must be surrendered to the Paying Agent or at the office or agency referred to in Section 1002 of the Original Indenture to collect the Redemption Price;

          (h) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and Principal Amounts at Maturity of the particular Notes to be redeemed;

          (i) that, unless the Company defaults in making payment of such Redemption Price on Notes called for redemption, Original Issue Discount and Contingent Cash Interest (if any) will cease to accrue on and after the Redemption Date; and

          (j)  the CUSIP number of the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least 15 days (unless a shorter period shall be acceptable to the Trustee) prior to the date such notice of redemption must be mailed.

          SECTION 1104. Effect of Notice of Redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes which are converted in accordance with the terms of the Supplemental Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.

          SECTION 1105. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary of the Company or an Affiliate of any of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article 4 of the Supplemental Indenture. If such money is then held by the Company or a Subsidiary or an Affiliate of the Company in trust and is not required for such purpose it shall be discharged from such trust.
The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 1106. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in Principal Amount to the unredeemed portion of the Note surrendered.

          SECTION 1107. Purchase of Notes at the Option of the Holder. (a) General. If a Holder exercises its right to require the Company to repurchase the Notes, the Notes shall be purchased by the Company on June 5, 2002, June 5, 2004, June 5, 2006, June 5, 2011, June 5, 2016, June 5, 2021, and June 5, 2026
(each, a "Purchase Date"), at the purchase price of:

   o $295.35 per $1,000 of Principal Amount at Maturity on June 5, 2002;

   o $321.27 per $1,000 of Principal Amount at Maturity on June 5, 2004;

   o $349.46 per $1,000 of Principal Amount at Maturity on June 5, 2006;

     o $431.24 per $1,000 of Principal Amount at Maturity on June 5, 2011;

     o $532.16 per $1,000 of Principal Amount at Maturity on June 5, 2016;

     o $656.69 per $1,000 of Principal  Amount at Maturity on June 5, 2021;
       and

     o $810.36 per $1,000 of Principal Amount at Maturity on June 5, 2026


plus, if applicable, Contingent Additional Principal (each, a "Purchase Price," as applicable), at the option of the Holder thereof, upon:

          (i) delivery to the Paying Agent, by the Holder, of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is at least 20 Business Days prior to a Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date stating:


               (A) the certificate number of the Note which the Holder will deliver to be purchased,

               (B) the portion of the Principal Amount at Maturity of the Note which the Holder will deliver to be purchased, which portion must be a Principal Amount at Maturity of $1,000 or an integral multiple thereof,

               (C) that such Note shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in the Notes, and

               (D) in the event the Company elects, pursuant to Section 1107(b), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price (or a portion thereof) in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 1107(d), whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Notes as to which such withdrawal shall relate), or (y) to receive cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates; and

          (ii) book-entry transfer or delivery of such Note to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 1107 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

          If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 1109 of the Original Indenture, as supplemented by Article 7 of the Supplemental Indenture, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 1107(a)(i), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Notes subject to such Purchase Notice in the circumstances set forth in such clause
(D).

          The Company shall purchase from the Holder thereof, pursuant to this
Section 1107, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 1107 shall be consummated by the delivery of the consideration to be received by the Holder as promptly as practicable following the later of the Purchase Date and the time of delivery of the Note.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 1107(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1109 of the Original Indenture, as amended by Article 7 of the Supplemental Indenture.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

          (b) Company's Right to Elect Manner of Payment of Purchase Price. The Notes to be purchased pursuant to Section 1107(a) may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 1107(c) and
(d).  The Company shall designate, in the Company Notice delivered pursuant to
Section 1107(e), whether the Company will purchase the Notes for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Notes in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 1107 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Notes, except (i) as provided in Section 1107(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any of the conditions specified in Section 1107(d) have not been satisfied, the Company may purchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Noteholders except pursuant to this Section 1107(b) or pursuant to Section 1107(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

          At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i)    the manner of payment selected by the Company,

          (ii)   the information required by Section 1107(e),

          (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 1107(d) have been or will be complied with, and

          (iv) whether the Company desires the Trustee to give the Company Notice required by Section 1107(e).

          (c) Purchase with Cash. On each Purchase Date, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 1107(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Notes.

          (d) Payment by Issuance of Common Stock. On each Purchase Date, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 1107(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Noteholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

          The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

          Upon a payment by Common Stock pursuant to the terms hereof, that portion of accrued Original Issue Discount, accrued Contingent Additional Principal, if any, and accrued Tax Original Issue Discount attributable to the period from the Issue Date to the Purchase Date with respect to the purchased Note shall not be cancelled, extinguished or forfeited but rather shall be deemed paid in full to the Holder through the delivery of the Common Stock in exchange for the Note being purchased pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payments in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the accrued Tax Original Issue Discount, accrued Original Issue Discount and accrued Contingent Additional Principal, if any, through the Purchase Date, and the balance, if any, of the fair market value of such shares of Common Stock shall be treated as issued in exchange for the Issue Price of the Note being purchased pursuant to the provisions hereof. If the Company elects to purchase the Notes by the issuance of shares of Common Stock, the Company Notice, as provided in Section 1107(e), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

          The Company's right to exercise its election to purchase the Notes pursuant to Section 1107 through the issuance of shares of Common Stock shall be conditioned upon:

          (1) the Company's not having given a Company Notice stating its election to pay entirely in cash for the Notes and its giving of timely Company Notice of election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

          (2) the shares of Common Stock having been admitted for listing or admitted for listing subject to notice of issuance on the principal United States securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national or regional securities exchange, admitted for quotation on the National Association of Securities Dealers Automated Quotation System;

          (3) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act and the Exchange Act, in each case, if required;

          (4) any necessary qualification or registration of the Common Stock under applicable state securities laws or the availability of an exemption from such qualification and registration; and

          (5) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Notes, will be validly issued, fully paid and nonassessable and shall be free of any preemptive rights and any lien or adverse claim (provided that such Opinion of Counsel may state that, insofar as it relates to the absence of such preemptive rights, liens and adverse claims, it is given upon the best knowledge of such counsel), and, in the case of such Officers' Certificate, stating that conditions (1),
     (2), (3) and (4) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (2), (3) and (4) above have been satisfied.

          Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Notes and the Sale Price of a share of Common Stock on each Trading Day during the period for which the Market Price is calculated. The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or by other appropriate means. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Notes pursuant to this Section 1107 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Notes of such Holder or Holders in cash.

          (e) Notice of Election. The Company's notice of election to purchase with cash or Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 106 of the Original Indenture (the "Company Notice"). The Company Notice shall be sent to the Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to the applicable Purchase Date (the "Company Notice Date"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

          In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

          (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of fractional shares);

          (2) set forth the method of calculating the Market Price of the Common Stock; and

          (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

          In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Noteholder that wishes to exercise its option to have the Company repurchase the Notes and shall state:

          (i) the Purchase Price, the Conversion Rate and, to the extent known at the time of such notice, the amount of Contingent Cash Interest, if any, that will be accrued and payable with respect to the Notes as of the Purchase Date;

          (ii) whether the Company will pay the Purchase Price in cash or in Common Stock or any combination thereof, specifying the percentage of each;

          (iii) the name and address of the Paying Agent and the Conversion
     Agent;

          (iv) that Notes as to which a Purchase Notice has been given may be converted pursuant to Article Eleven of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, only if any applicable Purchase Notice has been withdrawn in accordance with the terms of the Original Indenture, as amended by Article 7 of the Supplemental Indenture;

          (v) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price;

          (vi) that the Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable following the later of the Purchase Date and the time of surrender of such Note as described in (v);

          (vii) the procedures the Holder must follow to exercise rights under this Section 1107 and a brief description of those rights;

          (viii) briefly, the conversion rights of the Notes and that Holders who want to convert Notes must satisfy the requirements set forth in paragraph 9 in the Notes;

          (ix) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
     Section 1107(a)(i)(D) or Section 1109 of the Original Indenture, as amended by Article 7 of the Supplemental Indenture);

          (x) that, unless the Company defaults in making payment of such Purchase Price on Notes surrendered for purchase, Original Issue Discount, Contingent Additional Principal, if any, and Contingent Cash Interest, if any, will cease to accrue on and after the Purchase Date; and

          (xi)   the CUSIP number of the Notes.

          At the Company's request and upon being provided with a copy of such Company Notice, the Trustee shall give such Company Notice in the Company's name and at the Company's expense, provided that the Company makes such request at least 15 days (unless a shorter period shall be acceptable to the Trustee) prior to the date such Company Notice must be mailed; and provided, further, that, in all cases, the text of such Company Notice shall be prepared by the Company.

          Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Notes, the Company will issue a press release and publish such determination on the Company's web site or, at the Company's option, otherwise publicly disclose such information.

          (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

          The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Notes on the principal United States securities exchange or over-the-counter or other domestic market on which any other shares of the Common Stock are then listed or quoted. The Company will promptly inform the Trustee in writing of any such listing.

          (g) Procedure upon Purchase. On or before the Purchase Date, the Company shall deposit cash (in respect of a cash purchase under Section 1107(c) or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in
Section 1110 of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, sufficient to pay the aggregate Purchase Price of all Notes to be purchased pursuant to this Section 1107. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Purchase Date. Subject to
Section 1107(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

          (h) Taxes. If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude the Company from withholding or directing the withholding of any tax required by law or regulations.

          SECTION 1108. Purchase of Notes at Option of the Holder upon Change in Control. (a) If on or prior to June 5, 2006 there shall have occurred a Change in Control, Notes shall be purchased by the Company, at the option of the Holder thereof, at a purchase price specified in paragraph 7 in the Notes (the "Change in Control Purchase Price"), as of the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 1108(c).

          A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

          (1) any person, including any Affiliate or Associate of the Company, other than the Company, its Subsidiaries, or their employee benefit plans, files a Schedule 13D or Schedule TO (or any successor schedule, form or report under the Exchange Act) disclosing that such person has become the beneficial owner of 50% or more of the aggregate voting power of the Common Stock and other Capital Stock with equivalent voting rights, or other capital stock into which the Common Stock is reclassified or changed, provided, however, that a person shall not be deemed a beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's

     Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

          (2) there shall be consummated any share exchange, consolidation or merger of the Company pursuant to which the Common Stock would be converted into cash, securities or other property in which the holders of the Common Stock and other Capital Stock with equivalent voting rights immediately prior to such share exchange, consolidation or merger, have, directly or indirectly, less than a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing and surviving corporation immediately after such share exchange, consolidation or merger of the Company.

Notwithstanding the foregoing provisions of this Section 1108, a Change in Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

          "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          (b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Noteholder and shall state:

          (1) briefly, the events causing a Change in Control and the date of such Change in Control;

          (2) the date by which the Change in Control Purchase Notice pursuant to this Section 1108 must be given;

          (3) the Change in Control Purchase Date;

          (4) the Change in Control Purchase Price;

          (5) the name and address of the Paying Agent and the Conversion Agent;

          (6) the Conversion Rate and any adjustments thereto;

          (7) that Notes as to which a Change in Control Purchase Notice is given by the Holder may be converted, if otherwise convertible, only if the

     Change in Control Purchase Notice has been withdrawn in accordance with the terms of the Original Indenture, as amended by Article 7 of the Supplemental Indenture;

          (8) that Notes must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price;

          (9) that the Change in Control Purchase Price for any Note as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid as promptly as practicable following the later of the Change in Control Purchase Date and the time of surrender of such Note as described in clause (8), above;

          (10) the procedures the Holder must follow to exercise rights under this Section 1108 and a brief description of those rights;

          (11) briefly, the conversion rights of the Notes (including whether the Notes are then currently convertible);

          (12) the procedures for withdrawing a Change in Control Purchase
     Notice;

          (13) that, unless the Company defaults in making payment of such Change in Control Purchase Price on Notes surrendered for purchase, Original Issue Discount and Contingent Cash Interest, if any, will cease to accrue on and after the Change in Control Purchase Date; and

          (14) the CUSIP number of the Notes.

          (c) A Holder may exercise its rights specified in Section 1108(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date, stating:

          (1) the certificate number of the Note which the Holder will deliver to be purchased;

          (2) the portion of the Principal Amount at Maturity of the Notes which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

          (3) that such Note shall be purchased pursuant to the terms and conditions specified in the Notes.

          The delivery of such Note to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 1108 only if the Note so delivered to the Paying Agent or such office or agency shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice and such Change in Control Purchase Notice shall not be validly withdrawn by the Holder.

          The Company shall purchase from the Holder thereof, pursuant to this
Section 1108, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 1108 shall be consummated by the delivery of the consideration to be received by the Holder as promptly as practicable following the later of the Change in Control Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 1108.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this
Section 1108(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1109 of the Original Indenture, as amended by Article 7 of the Supplemental Indenture.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

          SECTION 1109. Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 1108(a) or Section 1108(c) of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, as applicable, the Holder of the Note in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Note to the Purchase Date or Change in Control Purchase Date, as the case may be. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or Common Stock by the Paying Agent, as promptly as practicable following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Note (provided the conditions in Section 1107(a) or Section 1108(c) of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, as applicable, have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by
Section 1107(a) or Section 1108(c) of the Original Indenture, as amended by
Article 7 of the Supplemental Indenture, as applicable. Notes in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article Eleven of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

          A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

          (1) the Principal Amount at Maturity of the Notes with respect to which such notice of withdrawal is being submitted,

          (2) the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, and

          (3) the Principal Amount at Maturity, if any, of any such Notes which remain subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

          A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 1107(a)(i)(D) of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, or (ii) a conditional withdrawal containing the information set forth in Section 1107(a)(i)(D) of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

          There shall be no purchase of any Notes pursuant to Section 1107 of the Original Indenture, as amended by Article 7 of the Supplemental Indenture (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) or 1108 the Original Indenture, as amended by Article 7 of the Supplemental Indenture, if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with the Original Indenture, as amended by
Article 7 of the Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Notes) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

          SECTION 1110. Deposit of Purchase Price or Change in Control Purchase Price. Prior to 10:00 a.m. New York City time on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 1003 of the Original Indenture) an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase

Price, as the case may be, of all the Notes or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be. After the Purchase Date or the Change in Control Purchase Date, Original Issue Discount, Tax Original Issue Discount, and Contingent Cash Interest, if any, shall cease to accrue on such Note, whether or not such Note is delivered to the Paying Agent.

          SECTION 1111. Notes Purchased in Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Note so surrendered which is not purchased.

          SECTION 1112. Covenant to Comply with Securities Laws upon Purchase of Notes. (a) In connection with any offer to purchase or purchase of Notes under Section 1107 or 1108 of the Original Indenture, as amended by Article 7 of the Supplemental Indenture (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act and any other then applicable tender offer rules,
(ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 1107 and 1108 of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, to be exercised in the time and in the manner specified in Sections 1107 and 1108 of the Original Indenture, as amended by Article 7 of the Supplemental Indenture.

          (b) The Company may not waive its obligation to purchase the Notes at the option of Holders in the event of a Change in Control.

          SECTION 1113. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 13 in the Notes, together with interest or dividends, if any, thereon (subject to the provisions of Sections 606 and 1003 of the Original Indenture), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 1110 of the Original Indenture, as amended by Article 7 of the Supplemental Indenture, exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then as promptly as practicable after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Sections 606 and 1003 of the Original Indenture of the Original Indenture).

          Notwithstanding anything in the Original Indenture to the contrary, all moneys delivered to the Trustee (in any capacity) for payment to Holders shall remain uninvested unless otherwise agreed to in writing between the Company and the Trustee."

          (h) Article Twelve of the Original Indenture is hereby deleted in its entirety.

          (i) Article Thirteen of the Original Indenture is hereby deleted in its entirety.

          SECTION 702 Interpretation of Original Indenture. Except as otherwise specifically provided in this Supplemental Indenture, whenever in the Original Indenture there is mentioned, in any context, the principal of or principal amount of any Security of any series or a percentage in principal amount of the Outstanding Securities of any series, such mention shall be deemed to be, solely with respect to the Notes, the Principal Amount at Maturity of the Notes or a percentage of the aggregate Principal Amount at Maturity of the Notes at the time Outstanding.

                                   ARTICLE 8

                                   TAX MATTERS

          SECTION 801 Tax Treatment. The parties hereto hereby agree, and each Holder and any beneficial holder of a Note by its purchase of a Note hereby agrees:

          (a) to treat the Notes as indebtedness of the Company for all tax purposes;

          (b) to treat the Notes as debt instruments that are subject to U.S. Treasury Regulation section 1.1275-4(b); and

          (c) to treat any payment to and receipt by a Holder of Common Stock upon conversion of a Note, or upon a redemption of a Note where the Company elects to pay in Common Stock, as a contingent payment under U.S. Treasury Regulation section 1.1275-4(b).

          SECTION 802 Comparable Yield and Projected Payment Schedule. Solely for purposes of applying U.S. Treasury Regulation section 1.1275-4 to the Notes:


          (a) for United States Federal income tax purposes, the Company shall accrue interest with respect to outstanding Notes as original issue discount according to the "noncontingent bond method," as set forth in U.S. Treasury Regulation Section 1.1275-4(b) using a comparable yield of 8.30%, compounded semiannually, and the projected payment schedule attached as Annex 1 to this Supplemental Indenture;

          (b) the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount for United States federal income tax purposes (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment; and

          (c) the Company acknowledges and agrees, and each Holder and any beneficial holder of a Note, by its purchase of a Note shall be deemed to acknowledge and agree, that (i) the comparable yield and the projected payment schedule are determined on the basis of an assumption of linear growth of stock price and a constant dividend yield, (ii) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying U.S. Treasury Regulation section 1.1275-4(b)(4) to the Note and (iii) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Notes.

                                   ARTICLE 9

                            MISCELLANEOUS PROVISIONS

          The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

          Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

          This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

          This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed.

                                    Markel Corporation

                                    By:  /s/ Alan I. Kirshner
                                         ----------------------------------
                                         Name:  Alan I. Kirshner
                                         Title: Chairman

                                    The Chase Manhattan Bank, as Trustee

                                    By:  /s/ Philbert G. Jones
                                         ----------------------------------
                                         Name:  Philbert G. Jones
                                         Title: Assistant Vice President

                                  EXHIBIT A-1

                         [FORM OF FACE OF GLOBAL NOTE]

     THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS NOTE WAS $283.19 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $716.81 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE ISSUE DATE IS JUNE 5, 2001; AND THE YIELD TO MATURITY FOR THE PURPOSES OF ACCRUING TAX ORIGINAL ISSUE DISCOUNT IS 8.30% PER ANNUM.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE SUPPLEMENTAL INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                                     A-1-1

                               MARKEL CORPORATION

                     Liquid Yield Option(TM) Note due 2031
                             (Zero Coupon--Senior)



No. _________                                 CUSIP:  570535 AC 8
Issue Date: June 5, 2001                      Original Issue Discount:  $716.81
Initial Issue Price:  $283.19                 (for each $1,000 Principal
(for each $1,000 Principal                    Amount at Stated Maturity)
Amount at Stated Maturity)

     MARKEL CORPORATION, a Virginia corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of [_______________________] DOLLARS ($[__________]) ("Principal Amount at
Maturity") or, if Contingent Additional Principal has accrued as specified on the reverse side of this Note, then, MARKEL CORPORATION promises to pay to Cede & Co. or registered assigns the Issue Price plus accrued Original Issue Discount and accrued Contingent Additional Principal, if any, on June 5, 2031.

     This Note shall not bear interest except as specified on the reverse side of this Note. Original Issue Discount will accrue as specified on the reverse side of this Note. This Note is convertible as specified on the reverse side of this Note.

     Additional provisions of this Note are set forth on the reverse side of this Note.

Dated:  June 5, 2001                     MARKEL CORPORATION


                                         By:  ________________________________
                                              Name:
                                              Title:


TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

THE CHASE MANHATTAN BANK,
as Trustee, certifies that this
is one of the Notes referred
to in the within-mentioned Indenture.

By:  _____________________________________________
     Authorized Officer

Dated:  June 5, 2001

                                     A-1-2

                         [REVERSE SIDE OF GLOBAL NOTE]

                     Liquid Yield Option(TM) Note due 2031
                              (Zero Coupon-Senior)

1.  Interest.
    --------

     This Note shall not bear interest, except as specified in this paragraph or in paragraph 5.A hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 502 of the Original Indenture, as amended by
Article 7 of the Supplemental Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Note) or if Contingent Cash Interest, if any, due hereon or any portion of such Contingent Cash Interest is not paid when due in accordance with paragraph 5.A hereof, or if Contingent Additional Principal, if any, due hereon or any portion of such Contingent Additional Principal is not paid when due in accordance with paragraph 5.B hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 4.25% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

     Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Note), in the period during which a Note remains outstanding, shall accrue at 4.25% per annum on the Issue Price, plus any previously accrued Original Issue Discount plus the amount of any Contingent Additional Principal, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, from the Issue Date of this Note.

2.  Method of Payment.
    -----------------

     Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. In addition, the Company will pay Contingent Cash Interest and Contingent Additional Principal, if any. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.  Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent.
    --------------------------------------------------------------------

     Initially, The Chase Manhattan Bank, a banking corporation organized and existing under the laws of the State of New York (the "Trustee"), will act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the

                                     A-1-3

State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

4.  Indenture.
    ---------

     The Company has issued the Notes under an Indenture dated as of June 5, 2001 (the "Original Indenture"), between the Company and the Trustee, as supplemented by a first supplemental indenture, dated as of June 5, 2001 (the "Supplemental Indenture," and together with the Original Indenture, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Notes themselves and the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

     The Notes are unsecured and unsubordinated obligations of the Company limited to $408,000,000 aggregate Principal Amount at Maturity (not including Contingent Additional Principal, if any, and subject to Article 2 of the Supplemental Indenture) and will rank equally in right of payment to all the Company's present and future unsecured and unsubordinated indebtedness. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.A  Contingent Cash Interest.
     ------------------------

     Subject to the conditions of the Indenture and the accrual and record date provisions specified in this paragraph 5.A, the Company shall pay Contingent Cash Interest to the Holders during any six-month period (a "Contingent Cash Interest Period") from June 6 to December 5 and from December 6 to June 5, with the initial six-month period commencing after June 5, 2006, if the average LYONs Market Price for the Five-Trading-Day Measurement Period with respect to such Contingent Cash Interest Period equals 120% or more of the sum of the Issue Price of a Note, Original Issue Discount accrued thereon to the day immediately preceding the first day of the relevant Contingent Interest Period and Contingent Additional Principal, if any, for such Note to the day immediately preceding the first day of the applicable six-month period.

     Contingent Cash Interest, if any, will accrue and be payable to holders of this Note as of the 15th day preceding the last day of the applicable six-month period. Original Issue Discount will continue to accrue at 4.25% whether or not Contingent Cash Interest is paid.

     The amount of Contingent Cash Interest payable per $1,000 Principal Amount at Maturity hereof in respect of any quarterly period of the applicable Contingent Cash Interest Period shall equal the greater of (x) 0.0625% of the average LYONs Market Price for the relevant Five-Trading-Day Measurement Period and (y) the sum of all Regular Cash Dividends paid by the Company per share of Common Stock during that three-month period of the applicable Contingent Cash Interest Period multiplied by the number of shares of Common Stock into which

                                     A-1-4

$1,000 Principal Amount at Maturity hereof is convertible pursuant to paragraph 9 hereof as of the accrual date for such Contingent Cash Interest.

     Upon determination that Holders will be entitled to receive Contingent Cash Interest during a Contingent Cash Interest Period the Company shall issue a press release and publish such information on its web site on the World Wide Web as soon as practicable.

5.B  Contingent Additional Principal
     -------------------------------

     Subject to the conditions set forth in the Indenture, on June 5, 2002 and June 5, 2004, if the Sale Price of the Common Stock is at or below the Threshold Price (as set forth in Section 601 of the Supplemental Indenture) for the Thirty-Trading-Day Measurement Period prior to that date, Contingent Additional Principal on the Notes shall accrue commencing on such date at a rate of either 0.50% or 1.00% per annum for a period of two years, in accordance with the schedule set forth in Section 601 of the Supplemental Indenture. No Contingent Additional Principal will accrue after June 5, 2006.

     Contingent Additional Principal, if any, shall be payable on the Stated Maturity date of the Notes. Contingent Additional Principal shall be calculated on a semiannual bond equivalent basis, using a 360-day year consisting of twelve 30-day months.

     In the event that any Contingent Additional Principal accrues on the Notes, the Company shall issue a press release to that effect. In addition, the Company shall publish such information on its website or through such other comparable public medium as may be widely in use at that time. The Company shall also notify the Trustee annually in writing, at such time that the Company files with the Trustee its annual reports or other information or documents pursuant to Section 704 of the Original Indenture, of any accrual of Contingent Additional Principal and the resulting increase in the Principal Amount at Maturity per Note. Following its receipt of such notice, the Trustee shall provide such information to DTC for dissemination to the participants of DTC.

6.   Redemption at the Option of the Company.
     ---------------------------------------

     No sinking fund is provided for the Notes. The Notes are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Notes are not redeemable prior to June 5, 2006.

     The table below shows Redemption Prices of a Note per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect the Issue Price plus accrued Original Issue Discount calculated to each such date and assumes that no Contingent Additional Principal is payable. The Redemption Price of a Note redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table and accrued Contingent Additional Principal, if applicable.

                                      A-1-5


                                                    (1)                   (2)                   (3)
                                                   LYON             Accrued Original      Redemption Price
Redemption Date                                 Issue Price          Issue Discount          (1) + (2)
---------------                                 -----------          --------------           --------
June 5, 2006.........................             $283.19               $ 66.27            $  349.46
June 5, 2007.........................             $283.19               $ 81.28            $  364.47
June 5, 2008.........................             $283.19               $ 96.93            $  380.12
June 5, 2009.........................             $283.19               $113.26            $  396.45
June 5, 2010.........................             $283.19               $130.29            $  413.48
June 5, 2011.........................             $283.19               $148.05            $  431.24
June 5, 2012.........................             $283.19               $166.57            $  449.76
June 5, 2013.........................             $283.19               $185.89            $  469.08
June 5, 2014.........................             $283.19               $206.04            $  489.23
June 5, 2015.........................             $283.19               $227.05            $  510.24
June 5, 2016.........................             $283.19               $248.97            $  532.16
June 5, 2017.........................             $283.19               $271.82            $  555.01
June 5, 2018.........................             $283.19               $295.66            $  578.85
June 5, 2019.........................             $283.19               $320.52            $  603.71
June 5, 2020.........................             $283.19               $346.45            $  629.64
June 5, 2021.........................             $283.19               $373.50            $  656.69
June 5, 2022.........................             $283.19               $401.70            $  684.89
June 5, 2023.........................             $283.19               $431.12            $  714.31
June 5, 2024.........................             $283.19               $461.80            $  744.99
June 5, 2025.........................             $283.19               $493.80            $  776.99
June 5, 2026.........................             $283.19               $527.17            $  810.36
June 5, 2027.........................             $283.19               $561.98            $  845.17
June 5, 2028.........................             $283.19               $598.28            $  881.47
June 5, 2029.........................             $283.19               $636.14            $  919.33
June 5, 2030.........................             $283.19               $675.63            $  958.82

At Stated Maturity...................             $283.19               $716.81            $   1,000


                                     A-1-6

7.  Purchase by the Company at the Option of the Holder.
    ------------------------------------------------------


    Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Notes held by such Holder on the following Purchase Dates and at the following Purchase Prices, plus Contingent Additional Principal, if any, per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is at least 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture.

     Purchase Date              Purchase Price
     -------------              --------------
     June 5, 2002                   $295.35
     June 5, 2004                   $321.27
     June 5, 2006                   $349.46
     June 5, 2011                   $431.24
     June 5, 2016                   $532.16
     June 5, 2021                   $659.69
     June 5, 2026                   $810.36


     The Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Notes in integral multiples of $1,000 Principal Amount at Maturity held by such Holder no later than 35 Business Days after the occurrence of a Change in Control of the Company occurring on or prior to June 5, 2006 for a Change in Control Purchase Price for each $1,000 Principal Amount at Maturity of such Notes equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

     Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal within the times and otherwise in accordance with the provisions of the Indenture.

     If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount, Contingent Cash Interest, if any, and Contingent Additional Principal, if any, shall cease to accrue on such Notes (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, if any, upon surrender of such Note).

                                     A-1-7

8.   Notice of Redemption.
     --------------------

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date, Original Issue Discount and Contingent Cash Interest, if any, shall cease to accrue on such Notes or portions thereof.
Notes in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

9.   Conversion.
     ----------

     Subject to the provisions of this paragraph 9 and the terms of the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, Holders may surrender this Note for conversion into shares of Common Stock at any time at their option until the close of business on the Business Day immediately preceding June 5, 2031 if, as of the last day of any calendar quarter beginning with the quarter ending on September 30, 2001, the Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such quarter is more than the conversion trigger price. The "conversion trigger price" is a reference percentage beginning at 120% and declining 0.08474% per quarter thereafter to approximately 110% on the last day of the quarter ending March 31, 2031, of the accreted conversion price per share of Common Stock on the last day of such quarter. Notes subject to conversion pursuant to the condition to conversion contained in this paragraph will remain convertible notwithstanding changes to the Sale Price of the Common Stock after such Notes are deemed convertible.

     The "accreted conversion price" per share of Common Stock as of any day equals the quotient of:

        o the Issue Price plus accrued Original Issue Discount to that day and any accrued Contingent Additional Principal, divided by


        o the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount at Maturity of Notes on that day.

     The table below shows the conversion trigger price per share of Common Stock in respect of each of the first 20 calendar quarters. These prices reflect the accreted conversion price per share of Common Stock (assuming that no events occurred requiring an adjustment to the initial Conversion Rate of
1.1629 shares of Common Stock per $1,000 Principal Amount at Maturity) multiplied by the applicable percentage for the respective calendar quarter. Thereafter, the accreted conversion price per share of Common Stock increases each calendar quarter by the accrued Original Issue Discount and any Contingent Additional Principal for the quarter and the applicable percentage declines by 0.08474% per quarter. The conversion trigger price for the calendar quarter beginning April 1, 2031 is $938.92.

                                     A-1-8

                                                          (1)                                    (3)
                                                         Accreted             (2)            Conversion
                                                       Conversion         Applicable        Trigger Price
Quarter*                                                  Price           Percentage          (1) x (2)
--------                                                  -----           ----------          ---------
2001
  Fourth Quarter.............................            $246.86          120.00000%           $296.23
2002
  First Quarter..............................            $249.46          119.91526%           $299.14
  Second Quarter.............................            $252.10          119.83052%           $302.09
  Third Quarter..............................            $254.76          119.74578%           $305.06
  Fourth Quarter.............................            $257.46          119.66104%           $308.08
2003
  First Quarter..............................            $260.17          119.57630%           $311.11
  Second Quarter.............................            $262.93          119.49156%           $314.18
  Third Quarter..............................            $265.70          119.40682%           $317.27
  Fourth Quarter.............................            $268.52          119.32208%           $320.40
2004
  First Quarter..............................            $271.35          119.23734%           $323.55
  Second Quarter.............................            $274.22          119.15260%           $326.74
  Third Quarter..............................            $277.11          119.06786%           $329.95
  Fourth Quarter.............................            $280.05          118.98312%           $333.21
2005
  First Quarter..............................            $283.00          118.89838%           $336.49
  Second Quarter.............................            $286.00          118.81364%           $339.81
  Third Quarter..............................            $289.02          118.72890%           $343.15
  Fourth Quarter.............................            $292.08          118.64416%           $346.53
2006
  First Quarter..............................            $295.16          118.55942%           $349.94
  Second Quarter.............................            $298.28          118.47468%           $353.39
  Third Quarter..............................            $301.45          118.38994%           $356.86


______________
* This table assumes no events have occurred that would require an adjustment to the conversion rate. Also assumes that no Contingent Additional Principal has been accrued.

     Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact any other condition to conversion has not been satisfied, Holders may convert the Notes into Common Stock on a Conversion Date during any period in which the credit rating assigned to the Notes by a Rating Agency is reduced to or below the Applicable Rating. "Rating Agency" means (1) Moody's Investors Service, Inc. and its successors ("Moody's") and (2) Standard & Poor's Credit Market Services, a division of The McGraw-Hill Companies Inc., and its successors ("Standard & Poor's"). "Applicable Rating" means (1) Ba3, in the case of Moody's (or its equivalent under any successor ratings categories of Moody's), (2) BB-, in the case of Standard & Poor's (or its equivalent under any successor ratings categories of Standard & Poor's) or (3) the equivalent in respect of ratings categories of any Rating Agencies which are successors to Moody's or Standard & Poor's.

                                     A-1-9

     Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, a Holder may convert into Common Stock a Note or portion of a Note which has been called for redemption pursuant to paragraph 6 hereof, even if the Note, or any portion thereof, is not subject to conversion by the Holder, provided such Notes are surrendered for conversion prior to the close of business on the second Business Day immediately preceding the Redemption Date.

     Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 407 of the Supplemental Indenture, or a dividend or a distribution described in Section 408 of the Supplemental Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 15% of the Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration for such dividend or distribution, the Notes may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and Notes may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such dividend or distribution will not take place.

     Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 414 of the Supplemental Indenture, the Notes may be surrendered for conversion at any time from and after the date which is 15 days prior to the date of the anticipated effective time of such transaction announced by the Company until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Note into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its Note immediately prior to the transaction.

     A Note in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is 1.1629 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment for certain events described in the Indenture or this paragraph 9. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

     Contingent Additional Principal, if any, will not be paid on Notes that are converted. Contingent Cash Interest, if any, will not be paid on Notes that are converted; provided, however, that Notes surrendered for conversion during the period from the close of business on any date on which Contingent Cash Interest accrues to the opening of business on the date on which such Contingent Cash Interest is payable shall be entitled to receive such Contingent Cash Interest payable on such Notes on the date on which such Contingent Cash Interest is

                                     A-1-10
payable and (except Notes with respect to which the Company has mailed a notice of redemption) Notes surrendered for conversion during such periods must be accompanied by payment of an amount equal to the Contingent Cash Interest with respect thereto that the registered Holder is to receive.

     To convert a Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and
(4) pay any transfer or similar tax, if required.

     A Holder may only convert a portion of a Note pursuant to the terms of this paragraph 9 and in accordance with the Indenture if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided herein and in the Indenture. On conversion of a Note, that portion of accrued Tax Original Issue Discount, accrued Original Issue Discount and Contingent Additional Principal, if any, attributable to the period from the Issue Date through the Conversion Date and (except as provided above) accrued Contingent Cash Interest with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued Tax Original Issue Discount, Original Issue Discount and accrued Contingent Additional Principal, if any, through the Conversion Date and accrued Contingent Cash Interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

     Pursuant to the terms and conditions of the Indenture, the Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price of the Common Stock at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Noteholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

     If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Note into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

     The Conversion Rate will not be adjusted for accrued Original Issue Discount, any Contingent Additional Principal or any Contingent Cash Interest.

                                     A-1-11

10.  Defaulted Interest.
     ------------------

     Except as otherwise specified with respect to the Notes, any Contingent Cash Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 502 of the Supplemental Indenture.

11.  Denominations; Transfer; Exchange.
     ---------------------------------

     The Notes are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

12.  Persons Deemed Owners.
     ---------------------

     The registered Holder of this Note may be treated as the owner of this Note for all purposes.

13.  Unclaimed Money or Securities.
     -----------------------------

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.  Amendment; Waiver.
     -----------------

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with certain provisions of the Indenture, to secure the Company's obligations under this Note, to add to the Company's covenants for the benefit of the Noteholders, to surrender any right or power conferred, to make any change that does not adversely affect the rights of any Noteholder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Notes under the Securities Act.


                                     A-1-12

15.  Defaults and Remedies.
     ---------------------

     If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

     Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Event of Default (except an Event of Default in payment of amounts specified in Section 501(a) or Section 501(b) of the Original Indenture, as amended by Article 7 of the Supplemental Indenture) if it determines that withholding notice is in their interests.

16.  Trustee Dealings with the Company.
     ---------------------------------

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its respective Affiliates and may otherwise deal with the Company or its respective Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others.
     --------------------------

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.  Authentication.
     --------------

     This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

19.  Abbreviations.
     -------------

     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

                                     A-1-13

20.  GOVERNING LAW.
     -------------

     THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE.


                                   ----------

          The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture.


                          MARKEL CORPORATION
                          4521 Highwoods Parkway
                          Glen Allen
                          Virginia 23060-6148
                          Attention:  Gregory B. Nevers

                                     A-1-14



               ASSIGNMENT FORM                                 CONVERSION NOTICE
To assign this Note, fill in the form below:    To convert this Note into Common Stock of the
                                                Company, check the box: [ ]

I or we assign and transfer this Note to:       To convert only part of this Note, state the
                                                Principal Amount at Maturity to be converted
___________________________________             (which must be $1,000 or an integral multiple
                                                of $1,000): $___________________________
___________________________________
(Insert assignee's Soc. Sec. or tax ID no.)



                                                If you want the stock certificate made out in
___________________________________             another person's name, fill in the form below:

___________________________________             ___________________________________
(Print or type assignee's name, address
and zip code)                                   ___________________________________

                                                (Insert other person's Soc. Sec. or tax ID no.)
and irrevocably appoint _________________
agent to transfer this Note on the books of     ___________________________________
 the Company.  The agent may substitute
 another to act for him.                        ___________________________________
                                                (Print or type other person's name, address
                                                and zip code)

Date: ___________________________               Your
                                                Signature: ____________________________*
                                                (Sign exactly as your name appears on the
                                                other side of this Note)


* Your signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     A-1-15

                                  EXHIBIT A-2

                      [FORM OF FACE OF CERTIFICATED NOTE]

     THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS NOTE WAS $283.19 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $716.81 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE ISSUE DATE IS JUNE 5, 2001; AND THE YIELD TO MATURITY FOR THE PURPOSES OF ACCRUING TAX ORIGINAL ISSUE DISCOUNT IS 8.30% PER ANNUM.


                                     A-2-1

                               MARKEL CORPORATION

                     Liquid Yield Option(TM) Note due 2031
                             (Zero Coupon--Senior)

No. _________                                 CUSIP:  570535 AC 8
Issue Date: June 5, 2001                      Original Issue Discount:  $716.81
Initial Issue Price:  $283.19                 (for each $1,000 Principal
(for each $1,000 Principal                    Amount at Stated Maturity)
Amount at Stated Maturity)



     MARKEL CORPORATION, a Virginia corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of [_______________________] DOLLARS ($[__________]) ("Principal Amount at
Maturity") or, if Contingent Additional Principal has accrued as specified on the reverse side of this Note, then, MARKEL CORPORATION promises to pay to Cede & Co. or registered assigns the Issue Price plus accrued Original Issue Discount and accrued Contingent Additional Principal, if any, on June 5, 2031.

     This Note shall not bear interest except as specified on the reverse side of this Note. Original Issue Discount will accrue as specified on the reverse side of this Note. This Note is convertible as specified on the reverse side of this Note.

     Additional provisions of this Note are set forth on the reverse side of this Note.

Dated:  June 5, 2001                         MARKEL CORPORATION


                                              By:  _____________________________
                                                   Name:
                                                   Title:


TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

THE CHASE MANHATTAN BANK,
as Trustee, certifies that this
is one of the Notes referred
to in the within-mentioned Indenture.

By:  ________________________________________
     Authorized Officer

Dated:  June 5, 2001

                                     A-2-2

                      [REVERSE SIDE OF CERTIFICATED NOTE]

                     Liquid Yield Option(TM) Note due 2031
                              (Zero Coupon-Senior)

1.   Interest.
     --------

     This Note shall not bear interest, except as specified in this paragraph or in paragraph 5.A hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 502 of the Original Indenture, as amended by
Article 7 of the Supplemental Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Note) or if Contingent Cash Interest, if any, due hereon or any portion of such Contingent Cash Interest is not paid when due in accordance with paragraph 5.A hereof, or if Contingent Additional Principal, if any, due hereon or any portion of such Contingent Additional Principal is not paid when due in accordance with paragraph 5.B hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 4.25% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

     Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Note), in the period during which a Note remains outstanding, shall accrue at 4.25% per annum on the Issue Price, plus any previously accrued Original Issue Discount plus the amount of any Contingent Additional Principal, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, from the Issue Date of this Note.

2.   Method of Payment.
     -----------------

     Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. In addition, the Company will pay Contingent Cash Interest and Contingent Additional Principal, if any. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.   Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent.
     --------------------------------------------------------------------

     Initially, The Chase Manhattan Bank, a banking corporation organized and existing under the laws of the State of New York (the "Trustee"), will act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the

                                     A-2-3

State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

4.   Indenture.
     ---------

     The Company has issued the Notes under an Indenture dated as of June 5, 2001 (the "Original Indenture"), between the Company and the Trustee, as supplemented by a first supplemental indenture, dated as of June 5, 2001 (the "Supplemental Indenture," and together with the Original Indenture, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Notes themselves and the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

     The Notes are unsecured and unsubordinated obligations of the Company limited to $408,000,000 aggregate Principal Amount at Maturity (not including Contingent Additional Principal, if any, and subject to Article 2 of the Supplemental Indenture) and will rank equally in right of payment to all the Company's present and future unsecured and unsubordinated indebtedness. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.A  Contingent Cash Interest.
     ------------------------

     Subject to the conditions of the Indenture and the accrual and record date provisions specified in this paragraph 5.A, the Company shall pay Contingent Cash Interest to the Holders during any six-month period (a "Contingent Cash Interest Period") from June 6 to December 5 and from December 6 to June 5, with the initial six-month period commencing after June 5, 2006, if the average LYONs Market Price for the Five-Trading-Day Measurement Period with respect to such Contingent Cash Interest Period equals 120% or more of the sum of the Issue Price of a Note, Original Issue Discount accrued thereon to the day immediately preceding the first day of the relevant Contingent Interest Period and Contingent Additional Principal, if any, for such Note to the day immediately preceding the first day of the applicable six-month period.

     Contingent Cash Interest, if any, will accrue and be payable to holders of this Note as of the 15th day preceding the last day of the applicable six-month period. Original Issue Discount will continue to accrue at 4.25% whether or not Contingent Cash Interest is paid.

     The amount of Contingent Cash Interest payable per $1,000 Principal Amount at Maturity hereof in respect of any quarterly period of the applicable Contingent Cash Interest Period shall equal the greater of (x) 0.0625% of the average LYONs Market Price for the relevant Five-Trading-Day Measurement Period and (y) the sum of all Regular Cash Dividends paid by the Company per share of Common Stock during that three-month period of the applicable Contingent Cash

                                     A-2-4

Interest Period multiplied by the number of shares of Common Stock into which $1,000 Principal Amount at Maturity hereof is convertible pursuant to paragraph 9 hereof as of the accrual date for such Contingent Cash Interest.

     Upon determination that Holders will be entitled to receive Contingent Cash Interest during a Contingent Cash Interest Period the Company shall issue a press release and publish such information on its web site on the World Wide Web as soon as practicable.

5.B  Contingent Additional Principal
     -------------------------------

     Subject to the conditions set forth in the Indenture, on June 5, 2002 and June 5, 2004, if the Sale Price of the Common Stock is at or below the Threshold Price (as set forth in Section 601 of the Supplemental Indenture) for the Thirty-Trading-Day Measurement Period prior to that date, Contingent Additional Principal on the Notes shall accrue commencing on such date at a rate of either 0.50% or 1.00% per annum for a period of two years, in accordance with the schedule set forth in Section 601 of the Supplemental Indenture. No Contingent Additional Principal will accrue after June 5, 2006.

     Contingent Additional Principal, if any, shall be payable on the Stated Maturity date of the Notes. Contingent Additional Principal shall be calculated on a semiannual bond equivalent basis, using a 360-day year consisting of twelve 30-day months.

     In the event that any Contingent Additional Principal accrues on the Notes, the Company shall issue a press release to that effect. In addition, the Company shall publish such information on its website or through such other comparable public medium as may be widely in use at that time. The Company shall also notify the Trustee annually in writing, at such time that the Company files with the Trustee its annual reports or other information or documents pursuant to Section 704 of the Original Indenture, of any accrual of Contingent Additional Principal and the resulting increase in the Principal Amount at Maturity per Note. Following its receipt of such notice, the Trustee shall provide such information to DTC for dissemination to the participants of DTC.

6.   Redemption at the Option of the Company.
     ---------------------------------------

     No sinking fund is provided for the Notes. The Notes are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Notes are not redeemable prior to June 5, 2006.

     The table below shows Redemption Prices of a Note per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect the Issue Price plus accrued Original Issue Discount calculated to each such date and assumes that no Contingent Additional Principal is payable. The Redemption Price of a Note redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table and accrued Contingent Additional Principal, if applicable.

                                     A-2-5


                                                    (1)                    (2)                   (3)
                                                    LYON           Accrued Original      Redemption Price
Redemption Date                                 Issue Price         Issue Discount           (1) + (2)
---------------                                 -----------         --------------           ---------
June 5, 2006.........................             $283.19               $ 66.27            $  349.46
June 5, 2007.........................             $283.19               $ 81.28            $  364.47
June 5, 2008.........................             $283.19               $ 96.93            $  380.12
June 5, 2009.........................             $283.19               $113.26            $  396.45
June 5, 2010.........................             $283.19               $130.29            $  413.48
June 5, 2011.........................             $283.19               $148.05            $  431.24
June 5, 2012.........................             $283.19               $166.57            $  449.76
June 5, 2013.........................             $283.19               $185.89            $  469.08
June 5, 2014.........................             $283.19               $206.04            $  489.23
June 5, 2015.........................             $283.19               $227.05            $  510.24
June 5, 2016.........................             $283.19               $248.97            $  532.16
June 5, 2017.........................             $283.19               $271.82            $  555.01
June 5, 2018.........................             $283.19               $295.66            $  578.85
June 5, 2019.........................             $283.19               $320.52            $  603.71
June 5, 2020.........................             $283.19               $346.45            $  629.64
June 5, 2021.........................             $283.19               $373.50            $  656.69
June 5, 2022.........................             $283.19               $401.70            $  684.89
June 5, 2023.........................             $283.19               $431.12            $  714.31
June 5, 2024.........................             $283.19               $461.80            $  744.99
June 5, 2025.........................             $283.19               $493.80            $  776.99
June 5, 2026.........................             $283.19               $527.17            $  810.36
June 5, 2027.........................             $283.19               $561.98            $  845.17
June 5, 2028.........................             $283.19               $598.28            $  881.47
June 5, 2029.........................             $283.19               $636.14            $  919.33
June 5, 2030.........................             $283.19               $675.63            $  958.82

At Stated Maturity...................             $283.19               $716.81            $   1,000

                                     A-2-6

7.   Purchase by the Company at the Option of the Holder.
     ----------------------------------------------------

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Notes held by such Holder on the following Purchase Dates and at the following Purchase Prices, plus Contingent Additional Principal, if any, per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is at least 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture.



                   Purchase Date       Purchase Price
                   -------------       --------------
                   June 5, 2002           $295.35
                   June 5, 2004           $321.27
                   June 5, 2006           $349.46
                   June 5, 2011           $431.24
                   June 5, 2016           $532.16
                   June 5, 2021           $659.69
                   June 5, 2026           $810.36

     The Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Notes in integral multiples of $1,000 Principal Amount at Maturity held by such Holder no later than 35 Business Days after the occurrence of a Change in Control of the Company occurring on or prior to June 5, 2006 for a Change in Control Purchase Price for each $1,000 Principal Amount at Maturity of such Notes equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

     Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal within the times and otherwise in accordance with the provisions of the Indenture.

     If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount, Contingent Cash Interest, if any, and Contingent Additional Principal, if any, shall cease to accrue on such Notes (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, if any, upon surrender of such Note).

                                     A-2-7

8.   Notice of Redemption.
     --------------------

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date, Original Issue Discount and Contingent Cash Interest, if any, shall cease to accrue on such Notes or portions thereof.
Notes in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

9.   Conversion.
     ----------

     Subject to the provisions of this paragraph 9 and the terms of the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, Holders may surrender this Note for conversion into shares of Common Stock at any time at their option until the close of business on the Business Day immediately preceding June 5, 2031 if, as of the last day of any calendar quarter beginning with the quarter ending on September 30, 2001, the Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such quarter is more than the conversion trigger price. The "conversion trigger price" is a reference percentage beginning at 120% and declining 0.08474% per quarter thereafter to approximately 110% on the last day of the quarter ending March 31, 2031, of the accreted conversion price per share of Common Stock on the last day of such quarter. Notes subject to conversion pursuant to the condition to conversion contained in this paragraph will remain convertible notwithstanding changes to the Sale Price of the Common Stock after such Notes are deemed convertible.

     The "accreted conversion price" per share of Common Stock as of any day equals the quotient of:

          o the Issue Price plus accrued Original Issue Discount to that day and any accrued Contingent Additional Principal, divided by


          o the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount at Maturity of Notes on that day.

     The table below shows the conversion trigger price per share of Common Stock in respect of each of the first 20 calendar quarters. These prices reflect the accreted conversion price per share of Common Stock (assuming that no events occurred requiring an adjustment to the initial Conversion Rate of
1.1629 shares of Common Stock per $1,000 Principal Amount at Maturity) multiplied by the applicable percentage for the respective calendar quarter. Thereafter, the accreted conversion price per share of Common Stock increases each calendar quarter by the accrued Original Issue Discount and any Contingent Additional Principal for the quarter and the applicable percentage declines by 0.08474% per quarter. The conversion trigger price for the calendar quarter beginning April 1, 2031 is $938.92.

                                     A-2-8



                                                           (1)                                   (3)
                                                        Accreted              (2)             Conversion
                                                       Conversion          Applicable        Trigger Price
                   Quarter*                               Price            Percentage         (1) x (2)
                   --------                               -----            ----------         ---------
2001
  Fourth Quarter.............................            $246.86          120.00000%           $296.23
2002
  First Quarter..............................            $249.46          119.91526%           $299.14
  Second Quarter.............................            $252.10          119.83052%           $302.09
  Third Quarter..............................            $254.76          119.74578%           $305.06
  Fourth Quarter.............................            $257.46          119.66104%           $308.08
2003
  First Quarter..............................            $260.17          119.57630%           $311.11
  Second Quarter.............................            $262.93          119.49156%           $314.18
  Third Quarter..............................            $265.70          119.40682%           $317.27
  Fourth Quarter.............................            $268.52          119.32208%           $320.40
2004
  First Quarter..............................            $271.35          119.23734%           $323.55
  Second Quarter.............................            $274.22          119.15260%           $326.74
  Third Quarter..............................            $277.11          119.06786%           $329.95
  Fourth Quarter.............................            $280.05          118.98312%           $333.21
2005
  First Quarter..............................            $283.00          118.89838%           $336.49
  Second Quarter.............................            $286.00          118.81364%           $339.81
  Third Quarter..............................            $289.02          118.72890%           $343.15
  Fourth Quarter.............................            $292.08          118.64416%           $346.53
2006
  First Quarter..............................            $295.16          118.55942%           $349.94
  Second Quarter.............................            $298.28          118.47468%           $353.39
  Third Quarter..............................            $301.45          118.38994%           $356.86

______________

* This table assumes no events have occurred that would require an adjustment to the conversion rate. Also assumes that no Contingent Additional Principal has been accrued.

     Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact any other condition to conversion has not been satisfied, Holders may convert the Notes into Common Stock on a Conversion Date during any period in which the credit rating assigned to the Notes by a Rating Agency is reduced to or below the Applicable Rating. "Rating Agency" means (1) Moody's Investors Service, Inc. and its successors ("Moody's") and (2) Standard & Poor's Credit Market Services, a division of The McGraw-Hill Companies Inc., and its successors ("Standard & Poor's"). "Applicable Rating" means (1) Ba3, in the case of Moody's (or its equivalent under any successor ratings categories of Moody's), (2) BB-, in the case of Standard & Poor's (or its equivalent under any successor ratings categories of Standard & Poor's) or (3) the equivalent in respect of ratings categories of any Rating Agencies which are successors to Moody's or Standard & Poor's.

                                     A-2-9

     Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, a Holder may convert into Common Stock a Note or portion of a Note which has been called for redemption pursuant to paragraph 6 hereof, even if the Note, or any portion thereof, is not subject to conversion by the Holder, provided such Notes are surrendered for conversion prior to the close of business on the second Business Day immediately preceding the Redemption Date.

     Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 407 of the Supplemental Indenture, or a dividend or a distribution described in Section 408 of the Supplemental Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 15% of the Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration for such dividend or distribution, the Notes may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and Notes may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such dividend or distribution will not take place.

     Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 414 of the Supplemental Indenture, the Notes may be surrendered for conversion at any time from and after the date which is 15 days prior to the date of the anticipated effective time of such transaction announced by the Company until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Note into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its Note immediately prior to the transaction.

     A Note in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is 1.1629 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment for certain events described in the Indenture or this paragraph 9. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

     Contingent Additional Principal, if any, will not be paid on Notes that are converted. Contingent Cash Interest, if any, will not be paid on Notes that are converted; provided, however, that Notes surrendered for conversion during the period from the close of business on any date on which Contingent Cash Interest accrues to the opening of business on the date on which such Contingent Cash

                                     A-2-10

Interest is payable shall be entitled to receive such Contingent Cash Interest payable on such Notes on the date on which such Contingent Cash Interest is payable and (except Notes with respect to which the Company has mailed a notice of redemption) Notes surrendered for conversion during such periods must be accompanied by payment of an amount equal to the Contingent Cash Interest with respect thereto that the registered Holder is to receive.

     To convert a Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and
(4) pay any transfer or similar tax, if required.

     A Holder may only convert a portion of a Note pursuant to the terms of this paragraph 9 and in accordance with the Indenture if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided herein and in the Indenture. On conversion of a Note, that portion of accrued Tax Original Issue Discount, accrued Original Issue Discount and Contingent Additional Principal, if any, attributable to the period from the Issue Date through the Conversion Date and (except as provided above) accrued Contingent Cash Interest with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued Tax Original Issue Discount, accrued Original Issue Discount and accrued Contingent Additional Principal, if any, through the Conversion Date and accrued Contingent Cash Interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

     Pursuant to the terms and conditions of the Indenture, the Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price of the Common Stock at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Noteholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

     If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Note into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

     The Conversion Rate will not be adjusted for accrued Original Issue Discount, any Contingent Additional Principal or any Contingent Cash Interest.

                                     A-2-11

10.  Defaulted Interest.
     ------------------

     Except as otherwise specified with respect to the Notes, any Contingent Cash Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 502 of the Supplemental Indenture.

11.  Denominations; Transfer; Exchange.
     ---------------------------------

     The Notes are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

12.  Persons Deemed Owners.
     ---------------------

     The registered Holder of this Note may be treated as the owner of this Note for all purposes.

13.  Unclaimed Money or Securities.
     -----------------------------

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.  Amendment; Waiver.
     -----------------

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with certain provisions of the Indenture, to secure the Company's obligations under this Note, to add to the Company's covenants for the benefit of the Noteholders, to surrender any right or power conferred, to make any change that does not adversely affect the rights of any Noteholder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Notes under the Securities Act.

                                     A-2-12

15.  Defaults and Remedies.
     ---------------------

     If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

     Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Event of Default (except an Event of Default in payment of amounts specified in Section 501(a) or Section 501(b) of the Original Indenture, as amended by Article 7 of the Supplemental Indenture) if it determines that withholding notice is in their interests.

16.  Trustee Dealings with the Company.
     ---------------------------------

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its respective Affiliates and may otherwise deal with the Company or its respective Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others.
     --------------------------

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.  Authentication.
     --------------

     This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

19.  Abbreviations.
     -------------

     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

                                     A-2-13

20.  GOVERNING LAW.
     -------------

     THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE.

                                   ----------

          The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture.


              MARKEL CORPORATION
              4521 Highwoods Parkway
              Glen Allen
              Virginia 23060-6148
              Attention:  Gregory B. Nevers

                                     A-2-14


               ASSIGNMENT FORM                                 CONVERSION NOTICE
To assign this Note, fill in the form below:    To convert this Note into Common Stock of the
                                                Company, check the box:   [ ]
I or we assign and transfer this Note to:       To convert only part of this Note, state the
                                                Principal Amount at Maturity to be converted
___________________________________             (which must be $1,000 or an integral multiple
                                                of $1,000): $___________________________
___________________________________
(Insert assignee's Soc. Sec. or tax ID no.)



                                                If you want the stock certificate made out in
___________________________________             another person's name, fill in the form below:

___________________________________             ___________________________________
(Print or type assignee's name, address
and zip code)                                   ___________________________________

                                                (Insert other person's Soc. Sec. or tax ID no.)
and irrevocably appoint _________________
agent to transfer this Note on the books of     ___________________________________
 the Company.  The agent may substitute
 another to act for him.                        ___________________________________
                                                (Print or type other person's name, address
                                                and zip code)

Date: ___________________________               Your
                                                Signature: ____________________________*
                                                (Sign exactly as your name appears on the
                                                other side of this Note)


* Your signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    A-2-15

                                    ANNEX 1
                          Projected Payment Schedule*




                                                      Projected Payment per
                                                   $1,000 Principal Amount at
        Semi-Annual Period  Ending                     Maturity of Notes
            June 5, 2001                                      -
          December 5, 2001                                    -
            June 5, 2002                                      -
          December 5, 2002                                    -
            June 5, 2003                                      -
          December 5, 2003                                    -
            June 5, 2004                                      -
          December 5, 2004                                    -
            June 5, 2005                                      -
          December 5, 2005                                    -
            June 5, 2006                                      -
          December 5, 2006                                    -
            June 5, 2007                                      -
          December 5, 2007                                    -
            June 5, 2008                                      -
          December 5, 2008                                    -
            June 5, 2009                                      -
          December 5, 2009                                    -
            June 5, 2010                                      -
          December 5, 2010                                    -
            June 5, 2011                                    $0.64
          December 5, 2011                                  $0.67
            June 5, 2012                                    $0.70
          December 5, 2012                                  $0.73
            June 5, 2013                                    $0.76
          December 5, 2013                                  $0.80
            June 5, 2014                                    $0.83
          December 5, 2014                                  $0.87
            June 5, 2015                                    $0.91
          December 5, 2015                                  $0.95
            June 5, 2016                                    $0.99
          December 5, 2016                                  $1.04



----------

* The comparable yield and the schedule of projected payments are determined on the basis of an assumption of linear growth of the stock price and a constant dividend yield and are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on Securities.

            June 5, 2017                                    $1.08
          December 5, 2017                                  $1.13
            June 5, 2018                                    $1.18
          December 5, 2018                                  $1.24
            June 5, 2019                                    $1.29
          December 5, 2019                                  $1.35
            June 5, 2020                                    $1.41
          December 5, 2020                                  $1.48
            June 5, 2021                                    $1.54
          December 5, 2021                                  $1.61
            June 5, 2022                                    $1.68
          December 5, 2022                                  $1.76
            June 5, 2023                                    $1.84
          December 5, 2023                                  $1.92
            June 5, 2024                                    $2.01
          December 5, 2024                                  $2.10
            June 5, 2025                                    $2.19
          December 5, 2025                                  $2.29
            June 5, 2026                                    $2.39
          December 5, 2026                                  $2.50
            June 5, 2027                                    $2.61
          December 5, 2027                                  $2.73
            June 5, 2028                                    $2.85
          December 5, 2028                                  $2.98
            June 5, 2029                                    $3.12
          December 5, 2029                                  $3.26
            June 5, 2030                                    $3.40
          December 5, 2030                                  $3.56
            June 5, 2031                                  $3,109.51